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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, April 27, 2011

Dear Fellow Stockholder:

Our 2011 annual meeting of stockholders will be held at 10:00 a.m. local time on Wednesday, April 27, 2011, in the Huntington Conference Room at the Molina Healthcare building located at One Golden Shore Drive, Long Beach, California, 90802, for the following purposes:

1.	To elect three Class III directors to hold office until the 2014 annual meeting.

2.	To approve the Molina Healthcare, Inc. 2011 Equity Incentive Plan.

3.	To approve the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan.

4.	To conduct an advisory vote on the compensation of our named executive officers.

5.	To conduct an advisory vote on the frequency of a stockholder vote on the compensation of our named executive officers.

6.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

7.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. The board of directors has fixed the close of business on March 8, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any continuation, adjournment, or postponement thereof.

This notice and the accompanying proxy statement are being mailed or transmitted on or about March 24, 2011 to the Company’s stockholders of record as of March 8, 2011.

Every stockholder vote is important. Please sign, date, and promptly return the enclosed proxy card in the enclosed envelope, or vote by telephone or Internet (instructions are on your proxy card), so that your shares will be represented whether or not you attend the annual meeting.

By order of the board of directors,

Joseph M. Molina, M.D.
Chairman of the Board, Chief Executive Officer,
and President

Long Beach, California
March 24, 2011

ANNUAL MEETING OF STOCKHOLDERS
To Be Held Wednesday, April 27, 2011

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Molina Healthcare, Inc. (sometimes referred to herein as “the Company”) is soliciting your vote at the 2011 annual meeting of Molina Healthcare’s stockholders.

What will I be voting on?

Stockholders will be voting on the following matters:

1.	The election of three Class III directors to hold office until 2014;

2.	The approval of the Molina Healthcare, Inc. 2011 Equity Incentive Plan;

3.	The approval of the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan;

4.	The compensation of our named executive officers (as an advisory vote);

5.	The frequency of a stockholder vote on the compensation of our named executive officers (as an advisory vote);

6.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011; and

7.	In accordance with the best judgment of the individuals named as proxies on the proxy card, on any other matters properly brought before the meeting.

How many votes do I have?

You will have one vote for every share of Molina Healthcare common stock you owned on March 8, 2011, which was the record date.

How many votes can be cast by all stockholders?

30,537,338, consisting of one vote for each share of Molina Healthcare’s common stock that was outstanding on the record date. There is no cumulative voting.

How many votes must be present to hold the meeting?

A majority of the votes that can be cast, or 15,268,670 votes. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible whether enough votes will be present for us to hold the meeting.

How do I vote?

You can vote either in person at the annual meeting or by proxy whether or not you attend the annual meeting.

To vote by proxy, you must:

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope,

•	vote by telephone (instructions are on the proxy card), or

•	vote by Internet (instructions are on the proxy card).

To ensure that your vote is counted, please remember to submit your vote by April 26, 2011, the day before the annual meeting.

If you want to vote in person at the annual meeting and you hold your Molina Healthcare stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote or revoke my proxy?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet, or send a written notice of revocation to Molina Healthcare’s Corporate Secretary at 200 Oceangate, Suite 100, Long Beach, California 90802. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

What if I do not vote for the six proposals listed on my proxy card?

If you return a signed proxy card without indicating your vote, in accordance with the board’s recommendation, your shares will be voted as follows:

1.	For the three director nominees listed on the card;

2.	For the approval of the Molina Healthcare, Inc. 2011 Equity Incentive Plan;

3.	For the approval of the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan;

4.	For the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement;

5.	For the approval, on an advisory basis, of conducting an advisory vote on the compensation of our named executive officers every three (3) years; and

6.	For the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011.

Can my broker vote my shares for me on each of the proposals?

Proposals 1, 2, 3, 4, and 5 are not considered routine matters under New York Stock Exchange (NYSE) rules, and brokers will not be permitted to vote on any of such proposals if the beneficial owners fail to provide voting instructions. Under NYSE rules, Proposal 6 is considered a routine matter on which brokers will be permitted to vote in their discretion even if the beneficial owners do not provide voting instructions. Please vote your proxy so your vote can be counted.

Can my shares be voted if I do not return my proxy card and do not attend the annual meeting?

If you do not vote your shares held in street name, your broker can vote your shares on matters that the NYSE has ruled discretionary. As noted above, Proposals 1, 2, 3, 4, and 5 are not discretionary items. However, the proposal to ratify the appointment of Ernst & Young LLP is a discretionary item, and thus NYSE member brokers that do not receive instructions from beneficial owners may vote your shares at their discretion for that proposal.

If you do not vote the shares registered directly in your name, not in the name of a bank or broker, your shares will not be voted.

How many votes are needed for each proposal and how are the votes counted?

In the election of directors (Item 1 on the proxy card), the three nominees receiving the greatest number of votes cast for shall be elected as directors. Abstentions and broker non-votes will have no effect on the voting outcome with respect to the election of directors.

The favorable vote of a majority of the shares present in person or by proxy and entitled to vote will be required for:

(i)	the approval of the Molina Healthcare, Inc. 2011 Equity Incentive Plan (Item 2 on the proxy card);

(ii)	the approval of the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan (Item 3 on the proxy card);

(iii)	the approval, on an advisory basis, of the compensation of our named executive officers as described in this proxy statement (Item 4 on the proxy card);

(iv)	the approval, on an advisory basis, of a particular frequency (which may be every year, two years, or three years) for a stockholder vote on the compensation of our named executive officers (Item 5 on the proxy card);

(v)	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2011 (Item 6 on the proxy card); and

(vi)	any other proposal that might properly come before the meeting.

Abstentions will be counted toward the tabulation of votes cast on Proposals 2, 3, 4, 5, and 6 and will have the effect of negative votes. Broker non-votes will have the effect of negative votes.

Could other matters be decided at the annual meeting?

We do not know of any other matters that will be considered at the annual meeting. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do I need proof of stock ownership to attend the annual meeting?

Yes, you will need proof of ownership of Molina Healthcare stock to enter the meeting.

When you arrive at the annual meeting, you may be asked to present photo identification, such as a driver’s license. If you are a stockholder of record, you will be on the list of Molina Healthcare’s registered stockholders. If your shares are held in the name of a bank, broker, or other holder of record, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. In accordance with our discretion, we may admit you only if we are able to verify that you are a Molina Healthcare stockholder.

How can I access Molina Healthcare’s proxy materials and 2010 Annual Report electronically?

This proxy statement and the 2010 Annual Report are available on Molina Healthcare’s website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Investors,” and then click on “2011 Annual Meeting Materials.”

Most stockholders can elect not to receive paper copies of future proxy statements and annual reports and can instead view those documents on the Internet. If you are a stockholder of record, you can choose this option and save Molina Healthcare the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet. If you hold your Molina Healthcare stock through a bank, broker, or other holder of record, please refer to the information provided by that entity for instructions on how to elect not to receive paper copies of future proxy statements and annual reports. If you choose not to receive paper copies of future proxy statements and annual reports, you will receive an e-mail message next year containing the Internet address to use to access Molina Healthcare’s proxy statement and annual report. Your choice will remain in effect until you tell us otherwise.

Where can I find the voting results?

We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a current report on Form 8-K, which we expect to file within four business days after the annual meeting is held. You can obtain a copy of the Form 8-K by logging on to our website at www.molinahealthcare.com, or through the EDGAR system of the Securities and Exchange Commission, or SEC, at www.sec.gov. Information on our website does not constitute part of this proxy statement.

Annual Report

If you received these materials by mail, you should have also received with them Molina Healthcare’s Annual Report to Stockholders for 2010. The 2010 Annual Report is also available on Molina Healthcare’s website at www.molinahealthcare.com as described above. We urge you to read these documents carefully. In accordance with the rules of the SEC, the Company’s performance graph appears on page 35 of our 2010 Annual Report.

Corporate Governance

Molina Healthcare continually strives to maintain high standards of ethical conduct, to report its results with accuracy and transparency, and to maintain full compliance with the laws, rules, and regulations that govern Molina Healthcare’s business.

The current charters of the audit committee, the corporate governance and nominating committee, the compensation committee, and the compliance committee, as well as Molina Healthcare’s corporate governance guidelines and code of business conduct and ethics, are available in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link for “Corporate Governance.” Molina Healthcare stockholders may obtain printed copies of these documents free of charge by writing to Molina Healthcare, Inc., Juan Jose Orellana, Vice President of Investor Relations, 200 Oceangate, Suite 100, Long Beach, California 90802.

Corporate Governance and Nominating Committee

The corporate governance and nominating committee’s mandate is to review and shape corporate governance policies and identify qualified individuals for nomination to the board of directors. All of the members of the committee meet the independence standards contained in the NYSE corporate governance rules and Molina Healthcare’s Corporate Governance Guidelines.

Molina Healthcare has designated the chair of the board’s corporate governance and nominating committee — Ronna E. Romney — as its lead director. The lead director presides at executive sessions of the independent directors, serves as a liaison between the chairman and the independent directors, approves information sent to the board, approves meeting agendas for the board, and approves meeting schedules to ensure that there is sufficient time for discussion of all agenda items.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by senior management, and by stockholders. Stockholders who would like to propose a director candidate for consideration by the committee may do so by submitting the candidate’s name, résumé, and biographical information to the attention of the Corporate Secretary as described below under “Submission of Future Stockholder Proposals.” All proposals for nominations received by the Corporate Secretary will be presented to the committee for its consideration.

The committee reviews each candidate’s biographical information and assesses each candidate’s independence, skills, and expertise based on a variety of factors, including breadth of experience reflecting that the candidate will be able to make a meaningful contribution to the board’s discussion of and decision-making regarding the array of complex issues facing the Company; understanding of the Company’s business environment; the possession of expertise that would complement the attributes of our existing directors; whether the candidate will appropriately balance the legitimate interests and concerns of all stockholders and other stakeholders in reaching decisions rather than advancing the interests of a particular constituency; and whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director. Application of these factors involves the exercise of judgment by the committee and the board.

Based on its assessment of each candidate’s independence, skills, and qualifications, the committee will make recommendations regarding potential director candidates to the board.

The committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the board of directors, and members of senior management.

For the 2011 annual meeting, the Company did not receive notice of any director nominations from our stockholders. The committee is continuing its consideration and evaluation of candidates to fill the existing vacancy in Class I of the board.

Board Diversity

Diversity is among the factors that the corporate governance and nominating committee considers when evaluating the composition of the board. Among the criteria for board membership as stated in the Company’s Corporate Governance Guidelines is a diversified membership: “The Board shall be committed to a diversified membership, in terms of the various experiences and areas of expertise of the individuals involved.” The candidates nominated for election at the Company’s 2011 annual meeting include one woman and one nominee of Hispanic descent. In addition, each director candidate contributes to the board’s overall diversity by providing a variety of perspectives, personal, and professional experiences and backgrounds. The board is satisfied that the current nominees reflect an appropriate diversity of gender, age, race, geographical background, and experience, and is committed to continuing to consider diversity issues in evaluating the composition of the board.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines embody many of our practices, policies, and procedures, which are the foundation of our commitment to sound corporate governance practices. The Guidelines are reviewed annually and revised as necessary. The Guidelines outline the responsibilities, operations, qualifications, and composition of the board. The Guidelines provide that a majority of the members of the board shall be independent.

The Guidelines require that all members of the Company’s three standing committees be independent. Committee members are appointed by the board upon recommendation of the corporate governance and nominating committee. Committee membership and chairs are rotated from time to time in accordance with the board’s judgment. The board and each committee have the power to hire and fire independent legal, financial, or other advisors, as they may deem necessary.

Meetings of the non-management directors are held as part of every regularly scheduled board meeting and are presided over by the lead independent director.

Directors are expected to prepare for, attend, and participate in all board meetings, meetings of the committees on which they serve, and the annual meeting of stockholders. All of the directors then in office attended Molina Healthcare’s 2010 annual meeting.

The corporate governance and nominating committee conducts an annual review of board performance, and an annual review of individual director performance. In addition, each committee conducts its own self-evaluation. The results of these evaluations are reported to the board.

Directors have full and free access to senior management and other employees of Molina Healthcare. New directors are provided with an orientation program to familiarize them with Molina Healthcare’s business, and its legal, compliance, and regulatory profile. Molina Healthcare makes available to the board educational seminars on a variety of topics. These seminars are intended to allow directors to develop a deeper understanding of relevant health care, governmental, and business issues facing the Company.

The board reviews the compensation committee’s report on the performance of Dr. Molina, the Company’s current chief executive officer, and of John Molina, the Company’s current chief financial officer, in order to ensure that they are providing effective leadership for Molina Healthcare. The board also works with the compensation committee to identify potential successors to the chief executive officer and the chief financial officer.

Director Independence

The board of directors has determined that, except for Dr. Molina and Mr. Molina, each of the directors of the Company, including two of the three nominees identified in this proxy statement, has no material relationship with the Company that would interfere with the exercise of his or her independent judgment as a director, and is otherwise “independent” in accordance with the applicable listing requirements of the NYSE. In making that determination, the board of directors considered all relevant facts and circumstances, including the director’s commercial, consulting, legal, accounting, charitable, and familial relationships. The board of directors applied the following standards, which provide that a director will not be considered independent if he or she:

•	Is an officer or employee of the Company or its subsidiaries or has an immediate family member who is an officer or employee of the Company or its subsidiaries.

•	Receives, or who has an immediate family member who received, during any 12 month period, direct compensation from the Company in excess of $120,000 (other than director or committee fees or pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service).

•	Is an executive officer of another company or is an immediate family member of an executive officer of another company where any of the Company’s executive officers at the same time serve on that company’s compensation committee.

•	Is (a) a current partner or employee of a firm that is the Company’s internal or external auditor; (b) an immediate family member who is a current partner of such a firm; (c) an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (d) an immediate family member (or within the last three years, was an immediate family member) of a partner or employee of such a firm and personally worked on the Company’s audit within the last three years.

•	Is a current employee, or is an immediate family member of a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The independence of directors and the materiality of any business relationships delineated above shall be determined by the Board, and its determination shall be final.

Related Party Transactions

The board has adopted a policy regarding the review, approval, and monitoring of transactions involving the Company and related persons (directors and executive officers or their immediate family members). Such related persons are required to promptly and fully disclose to the Company’s general counsel all financial, social, ethical, personal, legal, or other potential conflicts of interest involving the Company. The general counsel shall confer as necessary with the lead independent director and/or with the Company’s corporate governance and nominating committee regarding the facts of the matter and the appropriate resolution of any conflict of interest situation in the best interests of the Company, including potential removal of the related person from a position of decision-making or operational authority with respect to the conflict situation, or other more significant steps depending upon the nature of the conflict.

The Company has an equity investment in a medical service provider that provides certain vision services to the Company’s members. The Company accounts for this investment under the equity method of accounting because the Company has an ownership interest in the investee that confers significant influence over operating and financial policies of the investee. As of December 31, 2010 and 2009, the carrying amount for this investment totaled $4.4 million, and $4.1 million, respectively. For the years ended December 31, 2010, 2009, and 2008, the Company paid $22.0 million, $21.8 million, and $15.4 million, respectively, for medical service fees to this provider.

The Company is a party to a fee-for-service agreement with Pacific Hospital of Long Beach. Until October 2010, Pacific Hospital was owned by Abrazos Healthcare, Inc., the shares of which are held as community property by the husband of Dr. Martha Bernadett, the sister of Dr. J. Mario Molina, the Company’s chief executive officer, and John Molina, the Company’s chief financial officer. Amounts paid to Pacific Hospital under the terms of this fee-for-service agreement were $1.0 million, $0.7 million, and $0.2 million, for the years ended December 31, 2010, 2009, and 2008, respectively. The Company believes that the fee-for-service agreement with Pacific Hospital was based on prevailing market rates for similar services. As of October 2010, Pacific Hospital is no longer owned by Abrazos Healthcare, Inc. or any other party related to the Company.

Compensation Committee Interlocks

The persons listed on page 16 were the members of the compensation committee during 2010. No member of the compensation committee was a part of a “compensation committee interlock” during fiscal year 2010 as described under SEC rules. In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.” No member of the compensation committee had any material interest in a transaction with Molina Healthcare. Except for Dr. J. Mario Molina and Mr. John C. Molina, no director is a current or former employee of Molina Healthcare or any of its subsidiaries.

Code of Business Conduct and Ethics

The board has adopted a Code of Business Conduct and Ethics governing all employees of Molina Healthcare and its subsidiaries. A copy of the Code of Business Conduct and Ethics is available on our website at www.molinahealthcare.com. From the Molina home page, click on “About Molina,” then click on “Investors,” and then click on “Corporate Governance.” There were no waivers of our Code of Business Conduct and Ethics during 2010. We intend to disclose amendments to, or waivers of, our Code of Business Conduct and Ethics, if any, on our website.

Compliance Hotline

The Company encourages employees to raise possible ethical issues. The Company offers several channels by which employees and others may report ethical concerns or incidents, including, without limitation, concerns about accounting, internal controls, or auditing matters. We provide a Compliance Hotline that is available 24 hours a day, seven days a week. Individuals may choose to remain anonymous. We prohibit retaliatory action against any individual for raising legitimate concerns or questions regarding ethical matters, or for reporting suspected violations.

Communications with the Board

Stockholders or other interested parties who wish to communicate with a member or members of the board of directors, including the lead independent director or the non-management directors as a group, may do so by addressing their correspondence to the individual board member or board members, c/o Corporate Secretary, Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802. The board of directors has approved a process pursuant to which the Corporate Secretary shall review and forward correspondence to the appropriate director or group of directors for response.

PROPOSAL NO. 1 — ELECTION OF THREE CLASS III DIRECTORS

Our nine-member board of directors is divided into three classes — Class I, Class II, and Class III — with each class having three board seats. The terms of the Class III directors expire at the 2011 annual meeting, while the terms of the Class I directors expire at the 2012 annual meeting, and the terms of the Class II directors expire at the 2013 annual meeting. There is currently a vacant board seat in Class I of the board of directors.

The three current Class III directors are Dr. J. Mario Molina, Steven J. Orlando, and Ronna E. Romney. The directors to be elected as Class III directors at the 2011 annual meeting will serve until the 2014 annual meeting. All directors serve until the expiration of their respective terms and until their respective successors are elected and qualified or until such director’s earlier resignation, removal from office, death, or incapacity. Each nominee receiving more votes for his or her election than votes against his or her election will be elected.

The board of directors, upon recommendation of the corporate governance and nominating committee, has nominated the three incumbent Class III directors — Dr. J. Mario Molina, Steven J. Orlando, and Ronna E. Romney — for election as Class III directors at the 2011 annual meeting. Proxies can only be voted for the three named nominees.

In the event any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the board of directors to fill the vacancy. As of the date of this proxy statement, the board of directors is not aware of any nominee who is unable or will decline to serve as a director.

CLASS III DIRECTOR NOMINEES

Name and Age at Record Date	Position, Principal Occupation, and Business Experience

J. Mario Molina, M.D., 52	President and Chief Executive Officer, Molina Healthcare

	•	Served as president and chief executive officer of Molina Healthcare since succeeding his father and Company founder, Dr. C. David Molina, in 1996
	•	Served as chairman of the board since 1996 (Class III director)
	•	Served as medical director of Molina Healthcare from 1991 through 1994 and was vice president responsible for provider contracting and relations, member services, marketing, and quality assurance from 1994 to 1996
	•	Earned an M.D. from the University of Southern California and performed medical internship and residency at the Johns Hopkins Hospital
	•	Brother of John C. Molina, Molina Healthcare’s chief financial officer

Steven J. Orlando, 59	Founder, Orlando Company

	•	Served as Molina Healthcare director since November 2005 (Class III director)
	•	Member of audit committee, compensation committee, and corporate governance and nominating committee
	•	Has over 30 years of business and corporate finance experience
	•	From 1988 to 1994 and from 2000 to the present, has operated his own financial management and business consulting practice, Orlando Company
	•	Served as Greater Sacramento Bancorp director and chairman of its audit committee since January 2009
	•	From 1997 to 2000, served as the chief financial officer of System Integrators, Inc., an international software company
	•	Served on multiple corporate boards, including service as chairman of the audit committee for Pacific Crest Capital, Inc., a Nasdaq-listed corporation
	•	Certified public accountant (inactive)

Name and Age at Record Date	Position, Principal Occupation, and Business Experience

Ronna E. Romney, 67	Director, Park-Ohio Holding Corporation

	•	Served as Molina Healthcare director since 1999 (Class III director)
	•	Lead independent director
	•	Chairwoman of corporate governance and nominating committee
	•	Member of audit committee and compensation committee
	•	Director of Molina Healthcare of Michigan from 1999 to 2004
	•	Since 1999 to present, served as director for Park-Ohio Holding Corporation, a publicly-traded logistics company
	•	Candidate for the United States Senate for state of Michigan in 1996
	•	From 1989 to 1993, appointed by President George H. W. Bush to serve as Chairwoman of the President’s Commission on White House Fellowships
	•	From 1984 to 1992, served as the Republican National Committeewoman for the state of Michigan
	•	From 1982 to 1985, appointed by President Reagan to serve as Commissioner of the President’s National Advisory Council on Adult Education

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH THE THREE NOMINEES LISTED ABOVE.

DIRECTORS WHOSE TERMS ARE NOT EXPIRING

Name and Age at Record Date	Position, Principal Occupation, and Business Experience

Charles Z. Fedak, 59	Founder, Charles Z. Fedak & Co., CPAs

	•	Molina Healthcare director since 2002 (Class II director)
	•	Chairman of audit committee
	•	Member of compensation committee and compliance committee
	•	Certified public accountant since 1975
	•	Founded Charles Z. Fedak & Co., Certified Public Accountants, in 1981
	•	Employed by KPMG from 1975 to 1980
	•	Holds MBA degree
	•	Molina Healthcare audit committee financial expert

John C. Molina, 46	Chief Financial Officer, Molina Healthcare

	•	Molina Healthcare director since 1994 (Class II director)
	•	Executive vice president, financial affairs, since 1995, treasurer since 2002, and chief financial officer since 2003
	•	Member of the Federal Reserve Bank of San Francisco board of directors, Los Angeles branch
	•	Past president of the California Association of Primary Care Case Management Plans
	•	J.D. from the University of Southern California School of Law
	•	Brother of J. Mario Molina, M.D., Molina Healthcare’s chief executive officer

Name and Age at Record Date	Position, Principal Occupation, and Business Experience

Frank E. Murray, M.D., 80	Retired Private Medical Practitioner

	•	Served as Molina Healthcare director since June 2004 (Class I director)
	•	Member of corporate governance and nominating committee compensation committee, and compliance committee
	•	Has over 40 years of experience in the health care industry, including significant experience as a private practitioner in internal medicine
	•	Previously served on the boards of directors of the Kaiser Foundation Health Plans of Kansas City, of Texas, and of North Carolina, and served for 12 years as medical director and chairman of Southern California Permanente Medical Group
	•	Served on the boards of directors of both the Group Health Association of America and the National Committee for Quality Assurance (NCQA)
	•	Retired as medical practitioner in 1995

Sally K. Richardson, 78	Executive Director, Institute for Health Policy Research

	•	Molina Healthcare director since 2003 (Class II director)
	•	Chairwoman of compliance committee
	•	Member of governance and compensation committees
	•	Since 1999, served as the Executive Director of the Institute for Health Policy Research and as Associate Vice President for the Health Sciences Center of West Virginia University (Emeritus status as of 2010)
	•	From 1995 to 1999, served as the Director of the Center for Medicaid and State Operations, Health Care Financing Administration, U.S. Department of Health and Human Services
	•	From 2000 to 2004, served on the National Advisory Committee on Rural Health, U.S. Department of Health and Human Resources
	•	Currently serves on the Policy Council, National Office of March of Dimes, and the CMS Advisory Committee on Health Disparities
	•	Currently serves as President of the West Virginia Rural Health Association
	•	Awarded the Louis Gorin Award (2007) for Outstanding Achievement in Rural Health Care

John P. Szabo, Jr., 46	Private Investor

	•	Served as Molina Healthcare director since March 2005 (Class I director)
	•	Chairman of compensation committee
	•	Member of audit committee and compliance committee
	•	In January 2006, founded Flint Ridge Capital LLC, an investment advisory company
	•	Has over 20 years experience as an equity research analyst, including working from 2000 to 2005 as a sell-side analyst at CIBC World Markets following health care services stocks, and from 1993 to 2000 as a buy-side analyst following numerous sectors
	•	Prior to career as equity analyst, spent six years in global corporate finance, primarily as an officer of The Mitsubishi Bank
	•	Earned a B.S.B.A., majoring in Finance and International Business, from Bowling Green State University

Meetings of the Board of Directors and Committees

During 2010, the board of directors met nine times, the audit committee met nine times, the corporate governance and nominating committee met four times, the compensation committee met six times, and the compliance committee, which was organized on September 1, 2010, met one time. Each director attended at least 75% of the total number of meetings of the board and board committees of which he or she was a member in 2010 and each director attended the 2010 annual meeting of stockholders held on May 4, 2010.

Meetings of Non-Management Directors

The Company’s non-management directors meet in executive session without any management directors in attendance each time the full board convenes for a regularly scheduled in-person board meeting, which is usually four times each year, and, if the board convenes a special meeting, the non-management directors may meet in executive session if the circumstances warrant. The lead independent director presides at each executive session of the non-management directors.

Board Leadership Structure

Dr. J. Mario Molina currently serves as both the Company’s chairman of the board and its chief executive officer. The board believes that Dr. Molina’s serving in these dual roles provides for productive and transparent communications between management and the board. In addition, the board strongly supports having an independent director in a board leadership position at all times. The lead independent director — Ronna E. Romney — has similar duties to the chairman, including leading the executive sessions of the non-management directors at board meetings. Having an independent lead director enables non-management directors to raise issues and concerns for board consideration without immediately involving management. Ms. Romney also serves as a liaison between the board and senior management. The Company’s board has determined that the current board leadership structure, with a combined chairman and chief executive officer, along with a separate lead independent director, is the most appropriate structure at this time.

Board’s Role in Risk Oversight

The board oversees the Company’s overall risk management function. The board regularly receives a report on risks from senior management with respect to the Company’s management of major risks, including efforts to identify, assess, manage, and mitigate risks that may affect the Company’s ability to execute on its corporate strategy and fulfill its business objectives. The board’s role is to oversee this effort and to consult with management on the effectiveness of risk identification, measurement, and monitoring processes, and the adequacy of staffing and action plans, as needed. In addition, the compensation committee reviews compensation programs to ensure that they do not encourage unnecessary or excessive risk-taking.

Committees of the Board of Directors

The four standing committees of the board of directors are: (i) the audit committee; (ii) the corporate governance and nominating committee; (iii) the compensation committee; and (iv) the compliance committee.

The audit committee performs a number of functions, including: (i) reviewing the adequacy of the Company’s internal system of accounting controls, (ii) meeting with the independent accountants and management to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent accountants on the results, scope, and terms of their work, and the recommendations of the independent accountants concerning the financial practices, controls, procedures, and policies employed by the Company, (iii) resolving disagreements between management and the independent accountants regarding financial reporting, (iv) reviewing the financial statements of the Company, (v) selecting, evaluating, and, when appropriate, replacing the independent accountants, (vi) reviewing and approving fees to be paid to the independent accountants, (vii) reviewing and approving all permitted non-audit services to be performed by the independent accountants, (viii) establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, (ix) considering other appropriate matters regarding the financial affairs of the Company, and (x) fulfilling the other responsibilities set out in its charter, as adopted by the board. The report of the audit committee required by the rules of the SEC is included in this proxy statement.

The audit committee consists of Mr. Fedak (Chair), Ms. Romney, Mr. Szabo, and Mr. Orlando. The board has determined that each of Mr. Fedak and Mr. Orlando qualify as an “audit committee financial expert” as defined by the SEC. In addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, each member of the audit committee is independent within the meaning of the corporate governance rules of the NYSE. Each member of the audit committee is also financially literate. The audit committee charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”

The corporate governance and nominating committee is responsible for identifying individuals qualified to become board members and recommending to the board the director nominees for the next annual meeting of stockholders. It leads the board in its annual review of the board’s performance and recommends to the board director candidates for each committee for appointment by the board. The committee takes a leadership role in shaping corporate governance policies and practices, including recommending to the board the Corporate Governance Guidelines and monitoring Molina Healthcare’s compliance with these Guidelines. The committee is responsible for reviewing potential conflicts of interest involving directors, executive officers, or their immediate family members. The committee also reviews Molina Healthcare’s Code of Business Conduct and Ethics and other internal policies to help ensure that the principles contained in the Code are being incorporated into Molina Healthcare’s culture and business practices.

The corporate governance and nominating committee currently consists of Ms. Romney (Chair), Ms. Richardson, Dr. Murray, and Mr. Orlando, each of whom is “independent” under the NYSE listing standards and the Company’s Corporate Governance Guidelines. The corporate governance and nominating committee charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”

The compensation committee is responsible for determining the compensation for Dr. Molina, our chief executive officer, for John Molina, our chief financial officer, and also approves the compensation Dr. Molina recommends as chief executive officer for the other senior executive officers. The committee reviews and discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends to the board that the Compensation Discussion and Analysis be included in Molina Healthcare’s proxy statement filing with the SEC. In addition, the committee administers Molina Healthcare’s 2002 Equity Incentive Plan and, if approved, its 2011 Equity Incentive Plan. The committee also reviews Molina Healthcare’s succession planning and executive development activities, as well as the performance of senior management.

Each committee has the authority to retain special consultants or experts to advise the committee, as the committee may deem appropriate or necessary in its sole discretion. From time to time, the compensation committee has retained a compensation consultant to provide the committee with comparative data on executive compensation and advice on Molina Healthcare’s compensation programs for senior management.

The compensation committee currently consists of Mr. Szabo (Chair), Mr. Fedak, Ms. Richardson, Mr. Orlando, Dr. Murray, and Ms. Romney. The board has determined that in addition to being independent according to the board’s independence standards as set out in its Corporate Governance Guidelines, each of the members of the compensation committee is independent according to the corporate governance rules of the NYSE. In addition, each of the members of the committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934, and is also an “outside director” as defined by Section 162(m) of the Internal Revenue Code.

A copy of the compensation committee charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”

The compliance committee, which was organized on September 1, 2010, currently consists of Ms. Richardson (Chair), Mr. Fedak, Dr. Murray, Mr. Szabo, and John Molina. With the exception of

Mr. Molina, all members of the compliance committee are “independent” under the NYSE listing standards and the Company’s Corporate Governance Guidelines. The compliance committee, together with the audit committee, assists the board of directors in its oversight of the Company’s compliance with applicable legal and regulatory requirements. Whereas the audit committee has oversight over matters of financial compliance (e.g., accounting, auditing, financial reporting, and investor disclosures), as to all other areas of compliance (“non-financial compliance”), the compliance committee has oversight responsibility in the first instance. However, the two committees meet jointly at least annually to review the major non-financial compliance matters, including the overall state of compliance, significant legal or regulatory compliance exposures, and material reports or inquiries from regulators. The compliance committee also is responsible for overseeing the Company’s compliance program and monitoring its performance. The compliance committee charter is available for viewing in the “Investors” section of Molina Healthcare’s website, www.molinahealthcare.com, under the link, “Corporate Governance.”

Involvement in Certain Legal Proceedings

There are no legal proceedings to which any director, officer, nominee, or principal stockholder, or any affiliate thereof, is a party adverse to the Company or has a material interest adverse to the Company.

Non-Employee Director Compensation

The compensation committee makes recommendations to the board with respect to the compensation level of directors, and the board determines their compensation. During 2010, the Company paid each non-employee director an annual retainer of $35,000. We also paid an additional annual retainer of $7,500 to the chair of the audit committee, $5,000 to each audit committee member, and $2,500 to the chairs of each of the corporate governance and nominating committee and the compensation committee. We paid each non-employee director $1,200 for each board and committee meeting attended in person, except each audit committee member received $2,400 for each audit committee meeting attended. Non-employee directors also received $600 for participation in each telephonic board meeting. The Company also reimburses its board members for expenses incurred in attending board and committee meetings or performing other services for Molina Healthcare in their capacities as directors. Such expenses include food, lodging, and transportation. Directors who are employees of the Company or its subsidiaries do not receive any compensation for their services as directors. In 2010, the directors who were employees were Dr. J. Mario Molina and John Molina.

In order to link the financial interests of the non-employee directors to the interests of the stockholders, encourage support of the Company’s long-term goals, and align director compensation to the Company’s performance, each non-employee director was granted 5,000 shares of common stock, vesting in 1,250 share increments at the end of each fiscal quarter subsequent to the date of the annual stockholder meeting. The total value of this stock grant in 2010 for each non-employee director was $140,300.

NON-EMPLOYEE DIRECTOR COMPENSATION

	Fees Earned
	or Paid	Stock	Option	All Other
	in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)	($)

Charles Z. Fedak	86,100	140,300	—	—	226,400
Frank E. Murray	55,400	140,300	—	—	195,700
Steven J. Orlando	77,800	140,300	—	—	218,100
Sally K. Richardson	54,800	140,300	—	—	195,100
Ronna E. Romney	87,500	140,300	—	—	227,800
John P. Szabo, Jr.	78,700	140,300	—	—	219,000

(1)	The amounts in this column do not reflect compensation actually received by the named director. Rather, the amounts shown represent the aggregate grant date fair value of the award of 5,000 shares on May 5, 2010, using the closing price of our common stock on that grant date of $28.06.

The compensation committee annually reviews benchmarking assessments of director compensation at comparable companies in order to determine competitive levels of compensation to attract qualified candidates for board service. In an effort to assess where the Company’s current compensation levels for directors stand in relation to the compensation levels of the Company’s industry peers, in early 2010 the compensation committee engaged the consulting firm of James F. Reda & Associates, LLC (the “Reda Firm”), to conduct a compensation study for the Company’s directors. The Reda Firm (which was recently acquired by Arthur J. Gallagher & Co.) developed a peer comparison group made up of 20 health care service companies, which were also used in the Reda Firm’s study of the Company’s top executives compensation. The peer comparison group consisted of the following companies: Aetna Inc., Amedisys, Inc., Amerigroup Corporation, Catalyst Health Solutions, Inc., Centene Corporation, CIGNA Corporation, Coventry Health Care, Inc., Gentiva Health Services, Inc., Health Net, Inc., HealthSpring, Inc., Healthways, Inc., Humana Inc., IPC The Hospitalist Company Inc., Magellan Health Services, Inc., MAXIMUS, Inc., Triple-S Management Corporation, UnitedHealth Group Incorporated, Universal American Corp., Wellcare Health Plans, Inc., and WellPoint, Inc. The market study concluded that the cash compensation for our directors was below market. Based upon the Reda Firm’s director compensation findings, the compensation committee’s benchmarking assessment, and upon recommendation of the compensation committee, effective January 1, 2011, the board of directors increased the compensation paid to our directors. During 2011, the Company shall pay each non-employee director an annual retainer of $50,000. We will also pay an additional annual retainer of $20,000 to the lead independent director, $17,500 to the chair of the audit committee, $5,000 to each audit committee member, $12,500 to the chairs of each of the corporate governance and nominating committee and the compensation committee, and $7,500 to the chair of the compliance committee. We will pay each non-employee director $2,000 for each board and committee meeting attended in person, except each audit committee member shall receive $2,500 for each audit committee meeting attended. Non-employee directors shall also receive $1,000 for participation in each telephonic board or committee meeting. Each non-employee director shall also be granted 8,000 shares of common stock, vesting in 2,000 share increments at the end of each fiscal quarter subsequent to the date of the 2011 annual stockholder meeting.

Stock Ownership Guidelines

The board of directors of the Company believes that individual directors should own and hold a reasonable number of shares of common stock of the Company to further align the director’s interests and actions with those of the Company’s stockholders, and also to demonstrate confidence in the long-term prospects of the Company.

Directors of the Company are encouraged to own at least 3,000 shares of the Company’s common stock. Shares that satisfy these guidelines may be those owned directly, through a trust, or by a spouse or child, and shall include shares purchased on the open market, vested or unvested shares of restricted stock, or exercised and retained option shares. Each director of the Company satisfied these stock ownership guidelines as of December 31, 2010.

Executive Officers

Two of our directors, J. Mario Molina, M.D. and John C. Molina, J.D., and the following persons were our executive officers at December 31, 2010.

Terry P. Bayer, 60, has served as our chief operating officer since November 2005. She had formerly served as our executive vice president, health plan operations since January 2005. Ms. Bayer has 25 years of healthcare management experience, including staff model clinic administration, provider contracting, managed care operations, disease management, and home care. Prior to joining us, her professional experience included regional responsibility at FHP, Inc. and multi-state responsibility as regional vice-president at Maxicare; Partners National Health Plan, a joint venture of Aetna Life Insurance Company and Voluntary Hospital Association (VHA); and Lincoln National. She has also served as executive vice president of managed care at Matria Healthcare, president and chief operating officer of Praxis Clinical Services, and as Western Division President of AccentCare. She holds a juris doctorate from Stanford University, a master’s degree in public health from the University of California, Berkeley, and a bachelor’s degree in communications from Northwestern University.

Joseph W. White, 52, has served as our Chief Accounting Officer since 2003. In his role as Chief Accounting Officer, Mr. White is responsible for oversight of the Company’s accounting, reporting, forecasting, budgeting, actuarial, procurement, treasury and facilities functions. Mr. White has 25 years of financial management experience in the health care industry. Prior to joining the Company in 2003, Mr. White worked for Maxicare Health Plans, Inc. from 1987 through 2002. Mr. White holds a Master’s degree in Business Administration and a Bachelor’s degree in Commerce from the University of Virginia. Mr. White is a Certified Public Accountant.

James W. Howatt, 64, had served as our chief medical officer from May 2007 to February 2011. Effective February 17, 2011, Dr. Howatt was reassigned to the position of medical director of the Company’s Subsidiary, Molina Medicaid Solutions, or MMS. As medical director of MMS, Dr. Howatt will serve as the clinical leader for existing and future MMS product offerings, and will direct efforts to incorporate care coordination solutions into the government health care programs served by MMS. Prior to joining Molina Healthcare in February 2006, Dr. Howatt was Western Regional Medical Director for Humana. Dr. Howatt received B.S. and M.D. degrees from the University of California, San Francisco, and also holds a Master of Business Administration degree with an emphasis in Health Management from the University of Phoenix.

Executive officers are appointed annually by the board of directors, subject to the terms of their employment agreements.

AUDIT MATTERS

Audit Committee Report

The audit committee (“committee”) operates under a charter that specifies the scope of the committee’s responsibilities and how it carries out those responsibilities.

The board of directors has determined that all four members of the committee are independent based upon the standards adopted by the board, which incorporate the independence requirements under applicable laws, rules, and regulations.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, risk management and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP, the Company’s independent registered public accounting firm (“independent auditors”), is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The committee’s responsibility is to monitor and oversee these processes and procedures. The committee relies, without independent verification, on the information provided to it and on the representations made by management regarding the effectiveness of internal control over financial reporting, that the financial statements have been prepared with integrity and objectivity and that such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The committee also relies on the opinions of the independent auditors on the consolidated financial statements and the effectiveness of internal control over financial reporting.

The committee’s meetings facilitate communication among the members of the committee, management, the internal auditors, and the Company’s independent auditors. The committee separately met with each of the internal and independent auditors with and without management, to discuss the results of their examinations and their observations and recommendations regarding the Company’s internal controls. The committee also discussed with the Company’s independent auditors all communications required by generally accepted auditing standards.

The committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2010 with management, the internal auditors, and the Company’s independent auditors.

The committee has received the written disclosures required by PCAOB Rule 3526 — “Communication with Audit Committees Concerning Independence.” The committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself as to the auditors’ independence.

The committee has reviewed and approved the amount of fees paid to the independent auditors for audit, audit related, and tax compliance services. The committee concluded that the provision of services by the independent auditors is compatible with the maintenance of their independence.

Based on the above-mentioned review and discussions, and subject to the limitations on our role and responsibilities described above and in the committee charter, the committee recommended to the board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Audit Committee

Charles Z. Fedak, CPA, MBA, Chair
Ronna E. Romney
John P. Szabo, Jr.
Steven J. Orlando, CPA (inactive)

EXECUTIVE COMPENSATION

The Compensation Committee Report

The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with the members of management of the Company. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

John P. Szabo, Jr., Chair
Charles Z. Fedak, CPA, MBA
Frank E. Murray, MD
Steven J. Orlando, CPA (inactive)
Sally K. Richardson
Ronna E. Romney

March 18, 2011

Compensation Discussion and Analysis

Overview

The Company is committed to responsible compensation practices and structures. For 2011, the Company has balanced the need to retain, motivate, and reward its employees fairly and competitively based on their performance, while assuring that their compensation reflects principles of risk management and performance metrics that reflect long-term contributions to sustained profitability, as well as fidelity to the values and rules of conduct expected of them.

The Role of the Compensation Committee

The compensation committee has primary responsibility for overseeing and reviewing the design and structure of the Company’s compensation programs to ensure that such programs achieve their intended purposes in furtherance of the Company’s strategic priorities. In addition, the committee seeks to align the interests of management with the interests of the Company’s stockholders by linking pay with performance. Doing so, we believe, incentivizes performance which promotes the ultimate objective of increasing stockholder value. Further, the compensation committee is directly responsible for evaluating the performance of and determining the compensation paid to our chief executive officer and our chief financial officer. Finally, the compensation committee is responsible for evaluating and approving the compensation levels of our other key executive officers as recommended to the committee by the chief executive officer.

Our Compensation Approach

The health care environment and managed care industry are very complex, and there is a limited pool of executives with the relevant industry experience and management skills to provide effective leadership in this environment. Moreover, because of the significant competition within our industry, there is a continuing demand for managed care executive talent. Given that industry background, our compensation programs are intended to attract and retain executives with the knowledge, experience, and leadership capability necessary for us to operate our business successfully. Moreover, our compensation programs seek to align the interests of our executives with those of our stockholders by rewarding our executives with a cash bonus for results that create short-term stockholder value, and with equity compensation for results that create short-term or long-term stockholder value.

In an effort to assess where the Company’s current compensation levels and programs for its chief executive officer and chief financial officer stand in relation to the compensation levels of the Company’s industry peers, in early 2010 the compensation committee engaged the Reda Firm to conduct a total compensation study for the Company’s top executives. The Reda Firm (which was recently acquired by Arthur J. Gallagher & Co.) developed a peer comparison group made up of 20 health care service companies. Nine of the companies had been used in prior compensation benchmarking studies used by the Company, and represent industries peers that the Company competes with for executive talent. Eleven of the companies were added to the peer comparison group based on their size, with a primary focus on their comparable revenues, and their industry classification under the GICS and SIC classifications. The peer comparison group consisted of the following companies: Aetna Inc., Amedisys, Inc., Amerigroup Corporation, Catalyst Health Solutions, Inc., Centene Corporation, CIGNA Corporation, Coventry Health Care, Inc., Gentiva Health Services, Inc., Health Net, Inc., HealthSpring, Inc., Healthways, Inc., Humana Inc., IPC The Hospitalist Company Inc., Magellan Health Services, Inc., MAXIMUS, Inc., Triple-S Management Corporation, UnitedHealth Group Incorporated, Universal American Corp., Wellcare Health Plans, Inc., and WellPoint, Inc. The total compensation paid to the Reda Firm for its consulting services was less than $30,000. The market study concluded that the total direct compensation paid to our chief executive officer has been and continues to be well below market, in particular with respect to his long-term incentive compensation. The long-term incentive compensation paid to our chief financial officer is also below market.

Although the compensation committee has historically conducted an annual benchmarking review, the compensation committee does not attempt to set each compensation element for each executive within a specific range relative to the compensation levels paid by industry peers. Instead, the compensation committee uses market comparisons as simply a reference point, and as one among many factors it considers in making compensation decisions. Other factors the compensation committee considers when making individual executive compensation decisions include:

•	critical skills or roles of the executive,

•	the complexity and importance of the executive’s particular responsibilities,

•	individual expertise, contribution, and performance,

•	reporting structure,

•	internal pay relationships,

•	specific retention concerns and competitive demand for the executive’s services,

•	overall leadership,

•	historic compensation levels, including the progression of salary increases over time compared to the executive’s development and performance,

•	growth potential, and

•	our overall financial performance.

We do not have a pre-defined framework that determines which of these factors may be more or less important, and the emphasis placed on specific factors may vary among the executives. Our approach is fundamentally driven by market realities and job responsibilities, which in most instances go beyond the job descriptions of our executive officers’ counterparts within peer companies. The compensation committee’s analysis is subjective in nature and utilizes no specific weighting of factors or formula in determining an executive’s compensation.

Elements of Compensation

The Company, through the activity of its compensation committee, seeks to achieve the objectives of its compensation programs through the following key compensation elements:

•	a base salary;

•	annual performance-based cash bonus awards;

•	annual short-term or long-term equity-based incentive compensation, primarily in the form of restricted stock;

•	benefit plans; and

•	severance and change in control benefits.

We use each element of compensation to satisfy one or more of our compensation objectives, and each element is an integral part of and supports our overall compensation program. Our annual performance-based incentive cash award program rewards short-term financial performance, while our equity compensation program rewards sustained performance and financial growth (as reflected in our stock price) and aligns the interests of our management with those of our stockholders. Each of these elements helps us to attract and retain qualified and capable executive officers.

Set forth below is a discussion of each element of compensation, the reason the Company pays each element, and how that element fits into the Company’s overall compensation philosophy. We believe the levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances.

Base Salary.  The objective of base salary is to reflect job responsibilities, value to the Company, and individual performance with respect to market competitiveness. These salaries are determined based on the factors described above, as well as the recommendation of our chief executive officer (except with respect to his own salary). Base salary amounts are reviewed at least annually. Subject to final board approval, the compensation committee sets the base salary levels of the Company’s chief executive officer and chief financial officer. The chief executive officer recommends for approval by the compensation committee the base salary levels of the Company’s other senior executive officers.

Annual Cash Bonus Incentives.  The compensation program provides for an annual cash bonus that is performance linked. The objective of the program is to compensate individuals based on the achievement of specific and objective annual goals that are intended to correlate closely with the growth of stockholder value.

For the chief executive officer and the chief financial officer, at the outset of the fiscal year the compensation committee sets overall objective Company performance goals for the year. The compensation committee then sets target bonus amounts which correspond to the respective performance goals. Once the fiscal year is concluded, achievement of the objective performance goals is assessed to determine the bonus payment for which the chief executive officer and chief financial officer are eligible. The objective performance goals established for fiscal 2011 are discussed below under “Fiscal Year 2011 Bonus Measures.” The achievement of the objective performance goals for fiscal 2010, and the related bonus payouts for the chief executive officer and chief financial officer, are discussed below under “Fiscal Year 2010 Bonus Achievement and Bonus Payouts.”

As it sets Company-wide performance goals, the compensation committee, working with senior management, also sets individual performance measures for each named executive officer other than the chief executive officer and chief financial officer. These measures allow the Company to incentivize performance objectives beyond purely financial measures, including, for example, exceptional performance of each executive’s particular functional responsibilities, his or her leadership, creativity and innovation, collaboration, the successful completion of a particular project or initiative, and other activities that are critical to driving long-term value for stockholders.

For the named executive officers, the preliminary bonus determination is based as a threshold matter upon the Company’s achievement of a specified amount of earnings before interest, tax, depreciation, and amortization, or EBITDA. The Company’s EBITDA performance is then combined with the recommendation of the chief executive officer, as well as the named executive officer’s performance as assessed against the goals set at the outset of the year. This assessment allows bonus decisions to take into account each named executive officer’s individual performance and unique contributions. This portion of the bonus may be adjusted up or down depending on the level of performance against the departmental and individual goals.

Compliance with Section 162(m).  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1 million paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the $1 million deduction limit if certain requirements are met. To the extent practicable, the compensation committee seeks to design the components of compensation so that these requirements are met and full deductibility under Section 162(m) is allowed. In particular, the compensation committee seeks to establish objective performance measures under the Company’s Incentive Compensation Plan. The compensation committee believes, however, that stockholder interests are best served by not restricting the compensation committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the compensation committee may approve elements of compensation for certain officers that are not fully deductible under Section 162(m).

Recently enacted federal legislation (the Patient Protection and Affordable Care Act, or ACA) amended the Internal Revenue Code to limit the amount that certain health care insurers and providers, including the Company, may deduct for a tax year beginning after 2012 for compensation to any employee in excess of $500,000. In contrast to Section 162(m) as currently in effect, this new legislation does not create any exceptions for performance-based compensation. The compensation committee did not consider the impact of this legislation when reviewing and determining executive bonuses for 2010 or compensation levels for 2011. However, the compensation committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the compensation committee believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of its employees.

Equity-Based Incentive Compensation.  The equity-based incentive compensation program provides a periodic award — typically annual — that is related to the underlying value of the Company’s common stock.

The objective of the program is to align compensation for both named executive officers and other management employees over a one-year or multi-year period directly with the interests of stockholders of the Company by motivating and rewarding the creation and preservation of stockholder value. The level of equity-based incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to the named executive officers and the goals of the compensation program as described above.

Pursuant to Company policy, equity incentive awards to the named executive officers and other management personnel are generally made on March 1st of each year. For new hires, restricted stock and stock option grants are approved by our chief executive officer pursuant to authority delegated to him by the compensation committee (but only with regard to non-Section 16 reporting persons), with the grant generally being made as of the first day of the first full month following the employee’s hire date.

The compensation committee reviews at least annually both the annual bonus program and the equity-based incentive program to ensure that their key elements continue to meet the objectives described above.

Retirement Plans.  The Company does not maintain a retirement pension plan. However, the named executive officers are eligible to participate in the Molina 401(k) Salary Savings Plan. The purpose of this program is to provide all Molina Healthcare employees with tax-advantaged savings opportunities and income after retirement. Eligible pay under the plans is limited to Internal Revenue Code annual limits. The Company makes a dollar-for-dollar match on the first four percent (4%) of salary electively deferred under the 401(k) Plan by all participants.

Deferred Compensation Plan.  The Company has established an unfunded non-qualified deferred compensation plan for certain key employees, including the named executed officers. Under the deferred compensation plan, eligible participants can defer up to 100% of their base salary and 100% of their bonus to provide for tax-deferred growth. The funds deferred are invested in any of twenty different mutual funds, including bond, money market, and large and small cap stock funds.

Employee Stock Purchase Plan.  With the exception of our chief executive officer and our chief financial officer who are not eligible due to their possessing more than five percent of our voting common stock as determined under Section 424(d) of the Internal Revenue Code, the named executive officers are eligible to participate in the Company’s 2002 Employee Stock Purchase Plan and, if approved by the stockholders, the 2011 Employee Stock Purchase Plan, on an equal basis with all other employees. The Employee Stock Purchase Plan allows eligible employees to purchase from the Company shares of its common stock at a 15% discount to the market price during the successive six-month offering periods under the plan.

Health and Insurance Benefits.  With limited exceptions, the Company supports providing benefits to named executive officers that are substantially the same as those offered to salaried employees generally. The named executive officers are eligible to participate in Company-sponsored benefit programs on the same terms and conditions as those made available to salaried employees generally. Basic health benefits, life insurance, disability benefits, and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members.

Severance and Change in Control Benefits.  We have entered into employment or change in control agreements with our named executive officers pursuant to which they are eligible under certain circumstances for severance and change in control benefits. The severance and change in control payments and benefits provided under the employment or change in control agreements are independent of other elements of compensation. A description of the material terms of our severance and change in control arrangements can be found later in this proxy statement under “Potential Payments Upon Termination and Change in Control.” The compensation committee believes that severance and change in control benefits are necessary to attract and retain senior management talent. Our agreements are designed to attract key employees, preserve executive morale and productivity, and encourage retention in the face of the potentially disruptive impact of an actual or potential change in control. These benefits allow executives to assess takeover bids objectively without regard to the potential impact on their own job security.

Perquisites and Other Personal Benefits.  The Company does not provide named executive officers with any material perquisites or other personal benefits.

Fiscal Year 2011 Base Salaries

Effective as of January 1, 2011, the compensation committee determined that Dr. J. Mario Molina’s fiscal year 2011 base salary as chief executive officer shall be increased from $850,000 to $935,000, John Molina’s fiscal year 2011 base salary as chief financial officer shall be increased from $775,000 to $852,500, and Terry Bayer’s fiscal year 2011 base salary as chief operating officer shall be increased from $500,000 to $625,000. The fiscal year 2011 base salary for Joseph W. White, our chief accounting officer, shall be increased from $390,000 to $410,000. In connection with his reassignment to the position of medical director of MMS, Dr. Howatt’s 2011 base salary shall be $350,000. Since 2011 bonus measures are based on a percentage of base salary, base salary increases shall have the effect of increasing the size of cash incentive bonuses.

Fiscal Year 2011 Bonus Measures

Bonus Opportunity Levels.  In February 2011, the compensation committee established the cash incentive bonus opportunity levels and bonus measures for the chief executive officer, chief financial officer, and chief operating officer for fiscal year 2011. Dr. Molina’s bonus opportunity shall be 120% of his base salary, or $1,122,000; John Molina’s bonus opportunity shall be 100% of his base salary, or $852,500; and the bonus opportunity for Ms. Bayer shall be 85% of her base salary, or $531,250. The bonus opportunity for Mr. White shall be 40% of his base salary, or $164,000. Notwithstanding these bonus opportunity amounts, the compensation committee shall retain the discretion to grant cash bonus awards in excess of these amounts for exemplary performance.

CEO Bonus Measure.  Dr. Molina’s bonus performance measure as chief executive officer for 2011 shall be the Company’s fiscal year 2011 EBITDA as reported in its financial statements. EBITDA shall be calculated by adding back depreciation and amortization to operating income as reported in the Company’s condensed consolidated statement of cash flows. The EBITDA levels and related bonus payouts for the measure shall be as follows:

Performance Goals and Payout as % of Opportunity
			Full	Maximum
	Threshold	Target	(100%	(125%
Measure	(50% Payout)	(75% Payout)	Payout)	Payout)

EBITDA	$187 M	$202 M	$217 M	$232 M

No bonus shall be earned under this measure for performance below the 50% threshold level of EBITDA. The bonus amounts shall be interpolated linearly to correspond with the achievement of EBITDA between the 50% and 125% levels, and shall be capped at the 125% level.

CFO, COO, and CAO Bonus Measures.  The single bonus performance measure for each of the chief financial, the chief operating officer, and the chief accounting officer, shall also be EBITDA. The EBITDA measure shall be applied in the same manner as for Dr. Molina, subject to the differing baseline bonus opportunity percentages and base salary levels.

The compensation committee reserves the right to exercise its discretion to increase or decrease the overall cash bonus to be paid to a named executive officer. However, the compensation committee shall not increase a particular bonus award that is otherwise compliant with Internal Revenue Code Section 162(m) such that that award becomes non-compliant.

2011 Equity-Based Incentive Compensation

In January 2011, the compensation committee retained the Reda Firm to analyze the potential award of a one-time equity grant to the chief executive officer, the chief financial officer, and the chief operating officer in order to make their equity-based incentive compensation closer to the market median, and also to reward superior performance over the preceding several years. The Reda Firm analyzed the potential size of the awards, the design of the awards such as the vesting schedule and/or possible performance conditions, and other considerations such as Section 162(m) tax deductibility and best corporate governance practices. The Reda Firm noted that the long-term incentive awards to the identified executives had been well below market in the preceding two years, and that the Company’s performance as measured by both one-year and three-year total shareholder return had been at or slightly above the median of both the 400-plus companies within Global Industry Classification Standard 3510, and the subcategory of managed health care companies (GICS 35102030) within that Standard.

Based on the Reda Firm’s analysis and the considerations discussed above, the compensation committee decided to grant to Dr. Molina 100,000 shares of restricted stock, to John Molina 75,000 shares of restricted stock, and to Terry Bayer 18,000 shares of restricted stock. Each of the grants were made effective as of March 1, 2011, and shall vest on March 1, 2012, provided that: (i) the Company’s total operating revenue for 2011 is equal to or greater than $3,678,000,000; and (ii) the respective officer continues to be employed by the Company as of March 1, 2012. In the event both vesting conditions are not achieved, the equity compensation awards shall lapse. The compensation committee also granted to Mr. White 25,000 shares of restricted stock, vesting in one-quarter increments over four years.

Fiscal Year 2010 Bonus Achievement and Bonus Payouts

As established by the compensation committee in early 2010, the 2010 bonus award for Dr. Molina was to be based on the two performance benchmarks of health plan EBITDA, and total dividends to the parent. EBITDA was calculated by adding back depreciation and amortization expense to health plan operating income, and total dividends to the parent included total dividends paid to Molina Healthcare, Inc. during fiscal year 2010 by its nine health plan subsidiaries (excluding the recently acquired Wisconsin health plan). For Dr. Molina, the EBITDA measure corresponded to a bonus opportunity equal to 90% of his 2010 base salary or $765,000, and the total dividends to parent measure corresponded to the remaining 10% of his base salary, or $85,000. Both performance measures were achieved in full, resulting in a 2010 cash bonus payout to Dr. Molina under these measures of $850,000.

The 2010 bonus award for John Molina was to be based on the four performance benchmarks of EBITDA, total dividends to the parent, the closing of the acquisition of the health information management, or HIM, business of Unisys Corporation, and the establishment of a new line of business or the award of a contract in a new state (other than HIM). For John Molina, the EBITDA measure corresponded to 45% of his bonus opportunity, or $261,563; the total dividends to parent measure corresponded to 25% of his bonus opportunity, or $145,313; the closing of the acquisition of the HIM business of Unisys Corporation corresponded to 15% of his bonus opportunity, or $87,188; and the establishment of a new line of business or the award of a contract in a new state corresponded to the the final 15% of his bonus opportunity, or $87,188. John Molina’s total bonus opportunity was 75% of his base salary, or $581,250. All four of the bonus measures were achieved in full, resulting in a 2010 cash bonus payout to John Molina under these measures of $581,250.

In addition to these cash bonus awards to Dr. Molina and John Molina, and taking into account the Company’s strong 2010 financial results, the strategic positioning of the Company, the compensation committee’s discretionary decision to withhold earned bonuses for 2009, and the below-market total compensation paid in prior years, the compensation committee exercised its discretion to award Dr. Molina an additional cash bonus for 2010 in the amount of $1.1 million, and to award John Molina an additional cash bonus for 2010 of $900,000.

The baseline bonus potential for fiscal year 2010 for Ms. Bayer and Dr. Howatt was to be 50% of their 2009 base salary, or $250,000 and $208,500, respectively. For Ms. Bayer, 45% of her bonus potential, or $112,500, was based on the EBITDA target; 10%, or $25,000, was based on the total dividends to the parent; 25%, or $62,500, was based on the closing of the acquisition of the HIM business; and 20%, or $50,000, was based on the Company’s Medicare enrollment project. All four of the bonus measures were achieved in full, resulting in a 2010 cash bonus payout to Terry Bayer under these measures of $250,000.

For Dr. Howatt, 30% of his bonus potential, or $64,500, was based on the EBITDA target; 35%, or $72,250, on the completion of a project to improve patient safety and quality; and 35%, or $72,250 on the completion of a project to improve the appropriateness of utilization. The patient safety project pertained to the improved management of high risk pregnancies through the 17-P pharmacy program, decreasing hospital re-admissions, and decreasing inappropriate emergency room use. The utilization project pertained to improving access to primary care and shifting inappropriate emergency room care back to the primary care doctor’s office, decreasing the inappropriate use of pharmaceuticals, and re-directing pharmaceuticals away from outpatient vendors to contracted providers. All four of the bonus measures were achieved in full, resulting in a 2010 cash bonus payout to Dr. Howatt under these measures of $208,500.

Mr. White received a bonus of $156,000 for fiscal year 2010, representing 40% of his 2010 annual base salary.

Mr. Andrews’ employment with the Company terminated on July 29, 2010. As part of his severance payment, the Company paid Mr. Andrews a prorated amount of his 2010 $250,000 bonus opportunity, or $145,833.

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the chief executive officer, the chief financial officer, and the three other most highly compensated executive officers of the Company who served in such capacities as of December 31, 2010 for services rendered to the Company during the last year. These five officers are referred to as the “named executive officers” in this proxy statement.

SUMMARY COMPENSATION TABLE

							Change in
							Nonqualified
							Deferred
				Stock		Non-Equity	Compensation	All Other
		Salary	Bonus	Awards	Option	Incentive Plan	Earnings	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	Awards($)(1)	Compensation	($)	($)(2)	Total

J. Mario Molina	2010	850,000	1,950,000	339,612	—	—	521,464	106,953	3,768,029
President and Chief	2009	850,000	—	292,188	—	—	711,110	12,962	1,866,260
Executive Officer	2008	850,000	800,757	493,740	—	—	—	73,148	2,217,645
John C. Molina	2010	775,000	1,481,250	339,612	—	—	43,298	14,617	2,653,777
Chief Financial Officer	2009	775,000	—	292,188	—	—	63,022	59,353	1,189,563
	2008	775,000	547,576	493,740	—	—	—	80,745	1,897,061
Terry L. Bayer	2010	500,000	250,000	296,072	—	—	87,736	16,574	1,150,382
Chief Operating Officer	2009	500,000	—	254,728	—	—	146,007	14,642	915,377
	2008	465,038	162,500	430,440	—	—	—	14,042	1,072,020
James Howatt	2010	417,000	208,500	265,594	—	—	11,440	59,076	961,610
Chief Medical Officer	2009	417,000	52,125	228,506	—	—	53,237	26,089	776,957
	2008	394,808	135,525	386,130	—	—	—	12,410	928,873
Joseph White	2010	390,000	156,000	239,470	—	—	851	61,302	847,623
Chief Accounting	2009	387,230	—	187,300	—	—	1,192	12,615	588,337
Officer	2008	300,000	63,600	177,240	—	—	—	70,449	608,641
Mark L. Andrews(3)	2010	305,769	145,833	296,072	—	—	87,937	1,590,277	2,425,888
Chief Legal Officer	2009	497,846	—	254,728	—	—	148,126	30,884	931,584
	2008	430,000	182,750	401,955	—	—	—	20,669	1,035,374

(1)	The amounts reported as Stock Awards and Option Awards reflect the fair value of grants made as of the date of grant under the Company’s 2002 Equity Incentive Plan in accordance with Accounting Standards Codification Topic 718, “Compensation — Stock Compensation.” Assumptions used in the calculation of this amount for fiscal years ended December 31, 2010, 2009, and 2008 are included in footnote 16, “Stock Plans,” to the Company’s audited financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2011. There can be no assurance that the grant date fair value of Stock Awards or Option Awards will ever be realized. Each of the grants vest in quarterly increments over four years.

(2)	The amounts in this column include long-term disability premiums, group term life premiums, 401(k) matching payments, and liquidated amounts for paid time-off. With respect to amounts included in this column for Mark Andrews, whose employment with the Company terminated on July 29, 2010, see footnote (3) below.

(3)	As reported in a Form 8-K filed on August 2, 2010, Mr. Andrews’ employment with the Company terminated on July 29, 2010, and the Company paid Mr. Andrews various severance amounts pursuant to a Separation Agreement, a copy of which was filed with the Form 8-K. Such amounts include a cash severance payment of $750,000, a pro rata bonus of $145,833, the accelerated vesting of 31,537 shares of restricted stock worth $899,120 as of July 29, 2010 (discounted herein by $296,072 for the accelerated vesting of 13,600 shares of restricted stock granted to Mr. Andrews on March 1, 2010, the value of which is reflected under the “Stock Awards” column of this table), COBRA benefits of $102,653, a deferred compensation refund of $41,597, severance expenses of $24,169, and the miscellaneous other elements of compensation identified in footnote (2) above.

Grants of Plan-Based Awards

The following table provides information with respect to grants of plan-based awards made during fiscal year 2010 to the named executive officers. The options have an exercise price equal to the closing price of the Company’s common stock on the NYSE on the grant date, have a ten-year life, and vest in equal installments over four years beginning one year after grant date, subject to acceleration in certain circumstances. The shares of restricted stock vest in equal installments over four years, beginning one year after the grant date, subject to acceleration in certain circumstances.

GRANTS OF PLAN-BASED AWARDS

											Grant
									All Other		Date
								All Other	Option		Fair
								Stock	Awards:	Exercise	Value of
		Estimated Future Payouts			Estimated Future Payouts			Awards:	Number of	or Base	Stock
		Under Non-Equity Incentive			Under Equity Incentive			Number of	Securities	Price of	and
		Plan Awards			Plan Awards			Shares of	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/sh)	($)(1)

J. Mario Molina	3/1/10	—	—	—	—	—	—	15,600	—	—	339,612
John C. Molina	3/1/10	—	—	—	—	—	—	15,600	—	—	339,612
Terry Bayer	3/1/10	—	—	—	—	—	—	13,600	—	—	296,072
James Howatt	3/1/10	—	—	—	—	—	—	12,200	—	—	265,594
Joseph W. White	3/1/10	—	—	—	—	—	—	11,000	—	—	239,470
Mark L. Andrews	3/1/10	—	—	—	—	—	—	13,600	—	—	296,072

(1)	The amounts in this column do not reflect compensation actually received by the named executive officer. Rather, the amounts shown represent the aggregate grant date fair value of the awards, using the closing price of our common stock on March 1, 2010, the grant date of the awards, of $21.77. Each of the grants vest in quarterly increments over four years.

The following table provides information with respect to outstanding stock options and restricted stock awards held by the named executive officers as of the end of the fiscal year 2010. The market value of restricted stock awards is computed using our closing stock price on December 31, 2010, of $27.85.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
			Equity					Incentive	Awards:
			Incentive					Plan	Market
			Plan				Market	Awards:	or Pay-Out
			Awards:			Number of	Value of	Number of	Value of
	Number of	Number of	Number of			Shares of	Shares of	Unearned	Unearned
	Securities	Securities	Securities			Stock	Stock	Shares	Shares
	Underlying	Underlying	Underlying	Option		That	That Have	That Have	That Have
	Unexercised	Unexercised	Unexercised	Exercise	Option	Have Not	Not	Not	Not
	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	($)	(#)	($)

J. Mario Molina	27,000	9,000	—	31.32	3/1/17	—	—	—	—
	—	—	—	—	—	35,100	977,535	—	—
John C. Molina	27,000	9,000	—	31.32	3/1/17	—	—	—	—
	—	—	—	—	—	35,100	977,535	—	—
Terry Bayer	21,000	—	—	44.29	7/1/15	—	—	—	—
	21,000	—	—	28.66	2/2/16	—	—	—	—
	8,250	2,750	—	31.32	3/1/17	—	—	—	—
	—	—	—	—	—	31,987	890,838	—	—
James W. Howatt	3,350	—	—	29.77	2/9/16	—	—	—	—
	1,500	500	—	31.32	3/1/17	—	—	—	—
	6,750	2,250	—	32.01	5/29/17	—	—	—	—
	—	—	—	—	—	28,837	803,110	—	—
Joseph W. White	15,000	—	—	25.33	2/10/14	—	—	—	—
	4,500	—	—	44.29	7/1/15	—	—	—	—
	9,500	—	—	28.66	2/2/16	—	—	—	—
	2,250	750	—	31.32	3/1/17	—	—	—	—
	—	—	—	—	—	22,175	617,574	—	—

The following table provides information with respect to the vesting of restricted stock awards during fiscal year 2010 held by the named executive officers. No named executive officers exercised any options during 2010.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)

J. Mario Molina	—	—	7,800	169,806	(1)
John C. Molina	—	—	7,800	169,806	(1)
Terry Bayer	—	—	8,188	178,253	(1)
James W. Howatt	—	—	6,725	146,403	(1)
	—	—	762	20,970	(3)
Joseph W. White			4,775	103,952	(1)
	—	—	220	6,186	(2)
Mark L. Andrews	30,000	66,600	7,963	173,355	(1)
			1,000	28,120	(2)
	—	—	31,537	899,120	(4)

1.	On March 1, 2010, restricted shares vested at a closing market price of $21.77.

2.	On July 1, 2010, restricted shares vested at a closing market price of $28.12.

3.	On May 29, 2010, restricted shares vested at a closing market price of $27.52.

4.	On July 29, 2010, in connection with Mr. Andrews’ separation from the Company, 31,537 restricted shares vested at a closing market price of $28.51.

Nonqualified Deferred Compensation

Pursuant to the Company’s unfunded and non-qualified 2004 Deferred Compensation Plan, eligible participants can defer up to 100% of their base salary and 100% of their bonus so that it can grow on a tax deferred basis. The investment options available to an executive under the deferral program consist of twenty different mutual funds, including bond, money market, and large and small cap stock funds.

The following table provides information for fiscal year 2010 for each named executive officer regarding such individual’s accounts in the 2004 Deferred Compensation Plan as of the end of fiscal year 2010.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	the Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

J. Mario Molina	94,339	—	427,125	—	3,172,096
John C. Molina	—	—	43,298	—	281,128
Terry Bayer	50,000	—	37,736	—	336,229
James W. Howatt	—	—	11,440	—	80,344
Joseph W. White	—	—	851	—	6,561
Mark L. Andrews	44,859	—	66,398	(41,597)	548,666

Potential Payments Upon Termination and Change In Control

We have entered into certain employment or change in control agreements that will require the Company to provide compensation to the named executive officers in the event of a termination of employment or a change of control of the Company.

We have entered into employment agreements with our chief executive officer, J. Mario Molina and our chief financial officer, John C. Molina.

Unless terminated, the agreements with each of Dr. Molina and Mr. Molina are automatically renewed on an annual basis. During fiscal year 2010, Dr. Molina’s annual salary was $850,000, with a baseline target bonus of up to 100% of his base salary; John Molina’s annual salary was $775,000, with a baseline target bonus of up to 75% of his base salary. On February 16, 2011, the compensation committee determined to increase Dr. Molina’s and Mr, Molina’s annual salaries for fiscal year 2011 and their baseline target bonuses for fiscal year 2011 as footnoted in their respective tables below.

The agreements with each of Dr. Molina and Mr. Molina provide for the employees’ continued employment for a period of two years following the occurrence of a change of control (as defined below). Under the agreements, each executive’s terms and conditions of employment, including his or her rate of base salary, bonus opportunity, benefits, and title, position, duties, and responsibilities, are not to be modified in a manner adverse to the executive following the change of control. If an eligible executive’s employment is terminated by us without cause (as defined below) or is terminated by the executive for good reason (as defined below) within two years of a change of control, we will provide the executive as a severance payment with two times the executive’s combined annual base salary and termination bonus for the year of termination, plus the full termination bonus for the year of termination, full vesting of Section 401(k) employer contributions and stock options, and a cash payment of $135,000 for three years’ worth of continued health and welfare benefits. We will also make additional payments to the executive who incurs any excise taxes pursuant to the golden parachute provisions of the Internal Revenue Code in respect of the benefits and other payments provided under the agreement or otherwise on account of the change of control. The additional payments will be in an amount such that, after taking into account all applicable federal, state and local taxes applicable to such additional payments, the executive is able to retain from such additional payments an amount equal to the excise taxes that are imposed without regard to these additional payments.

Additionally, if the executive’s employment is terminated by us without cause or the executive resigns for good reason, the executive will be entitled to receive one year’s base salary, the termination bonus for the year of the employment termination, full vesting of Section 401(k) employer contributions and stock options, and a cash payment of $65,000 for 18 months’ worth of continued health and welfare benefits. Payment of severance benefits is contingent upon the executive’s signing a release agreement waiving claims against us. As required by Internal Revenue Code Section 409A, applicable amounts will be paid six months after the executive’s separation from service.

A change of control generally means a merger or other change in corporate structure after which the majority of our stockholders are no longer stockholders, a sale of substantially all of our assets, or our approved dissolution or liquidation. Cause is generally defined as the occurrence of one or more acts of unlawful actions involving moral turpitude or gross negligence or willful failure to perform duties or intentional breach of obligations under the employment agreement. Good reason generally means the occurrence of one or more events that have an adverse effect on the executive’s terms and conditions of employment, including any reduction in the executive’s base salary, a material reduction of the executive’s benefits or substantial diminution of the executive’s incentive awards or fringe benefits, a material adverse change in the executive’s position, duties, reporting relationship, responsibilities or status with us, the relocation of the executive’s principal place of employment to a location more than 50 miles away from his prior place of employment or an uncured breach of the employment agreement. However, no reduction of salary or benefits will be good reason if the reduction applies to all executives proportionately.

The tables below reflect the approximate amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment under the various listed scenarios. The amount of compensation payable to each such named executive officer in the event of voluntary termination, early retirement, involuntary not-for-cause termination, for cause termination, termination following a change of control, disability, or death, is shown below. The amounts shown assume that such termination was effective as of December 31, 2010, and exclude ordinary course amounts earned or benefits accrued as a result of prior service during the year. The various amounts listed are estimates only. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

The following table describes the potential payments upon termination or change in control of the Company for J. Mario Molina, the Company’s chief executive officer.

						Involuntary
						for Good
				Involuntary		Reason
				Not for		Termination
	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Executive Benefits and Payments	Termination on	Retirement on	Retirement on	Termination on	Termination on	Control) on	Disability on	Death on
Upon Separation	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)	12/31/2010($)	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)

Compensation*
Base Salary	0	0	0	850,000	0	850,000	0	0
Short-Term Incentive Compensation	0	0	0	850,000	0	850,000	0	0
Stock Options	0	0	0	0	0	0	0	0
Benefits & Perquisites
Stock Awards	0	0	0	977,535	0	977,535	0	0
Savings Plan	417,244	417,244	417,244	417,244	417,244	417,244	417,244	417,244
Deferred Compensation	3,172,096	3,172,096	3,172,096	3,172,096	3,172,096	3,172,096	3,172,096	3,172,096
Health Benefits	0	0	0	65,000	0	135,000	0	0
Disability Income	0	0	0	0	0	0	507,040	0
Life Insurance Benefits	0	0	0	0	0	0	0	750,000
Excise Tax & Gross-Up**	0	0	0	0	0	2,331,910	0	0
Cash Severance	0	0	0	0	0	1,700,000	0	0
Accrued Vacation Pay	77,415	77,415	77,415	77,415	77,415	77,415	77,415	77,415

*	The compensation committee determined that Dr. J. Mario Molina’s fiscal year 2011 base salary as chief executive officer shall be increased to $935,000, with a baseline target bonus of up to 120% of his base salary.

**	The amount of the excise tax payment was determined in accordance with the provisions of Section 280G of the Code. We utilized the following key assumptions to determine the tax gross-up payment: (i) excise tax rate of 20%; (ii) a statutory federal income tax rate of 35%, Medicare tax rate of 1.45%, and state income tax rate is assumed to be the California income tax rate of 10.3%; (iii) Section 280G “base amount” was determined based on average salary and bonus as reported in the Company’s proxy statements for the period from 2006-2010 (or the period of the executive’s employment with us, if shorter); and (iv) equity grants made within one year of transaction were in the ordinary course of business and were not in contemplation of a transaction.

The following table describes the potential payments upon termination or change in control of the Company for John C. Molina, the Company’s chief financial officer.

						Involuntary
						for Good
				Involuntary		Reason
				Not for		Termination
	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Executive Benefits and Payments	Termination on	Retirement on	Retirement on	Termination on	Termination on	Control) on	Disability on	Death on
Upon Separation	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)	12/31/2010 ($)

Compensation*
Base Salary	0	0	0	775,000	0	775,000	0	0
Short-Term Incentive Compensation	0	0	0	581,250	0	581,250	0	0
Stock Options	0	0	0	0	0	0	0	0
Benefits & Perquisites
Stock Awards	0	0	0	977,535	0	977,535	0	0
Savings Plan	414,628	414,628	414,628	414,628	414,628	414,628	414,628	414,628
Deferred Compensation	281,128	281,128	281,128	281,128	281,128	281,128	281,128	281,128
Health Benefits	0	0	0	65,000	0	135,000	0	0
Disability Income	0	0	0	0	0	0	507,040	0
Life Insurance Benefits	0	0	0	0	0	0	0	750,000
Excise Tax & Gross-Up**	0	0	0	0	0	1,805,243	0	0
Cash Severance	0	0	0	0	0	1,356,250	0	0
Accrued Vacation Pay	107,136	107,136	107,136	107,136	107,136	107,136	107,136	107,136

*	The compensation committee determined that John Molina’s fiscal year 2011 base salary as chief financial officer shall be increased from to $852,500, with a baseline target bonus of up to 100% of his salary.

**	The amount of the excise tax payment was determined in accordance with the provisions of Section 280G of the Code. We utilized the following key assumptions to determine the tax gross-up payment: (i) excise tax rate of 20%; (ii) a statutory federal income tax rate of 35%, Medicare tax rate of 1.45%, and state income tax rate is assumed to be the California income tax rate of 10.3%; (iii) Section 280G “base amount” was determined based on average salary and bonus as reported in the Company’s proxy statements for the period from 2006-2010 (or the period of the executive’s employment with us, if shorter); and (iv) equity grants made within one year of transaction were in the ordinary course of business and were not in contemplation of a transaction.

We have entered into change of control agreements with Terry Bayer, our chief operating officer, James W. Howatt, our former chief medical officer and now medical director of MMS, and Joseph W. White, our chief accounting officer. The agreements with Ms. Bayer, Dr. Howatt, and Mr. White provide for the employees’ continued employment for a period of twelve months following the occurrence of a change of control. Under these agreements, each executive’s terms and conditions of employment, including his or her rate of base salary, bonus opportunity, benefits, and title, position, duties, and responsibilities, are not to be modified in a manner adverse to the executive following the change of control. If an eligible executive’s employment is terminated by us without cause or is terminated by the executive for good reason within twelve months of a change of control, we will provide the executive with two times the executive’s annual base salary, a pro rata portion of the executive’s target bonus for the year of termination, full vesting of Section 401(k) employer contributions and stock options, and a cash payment of $43,500 for 12 months’ worth of continued health and welfare benefits. Payment of any severance benefits is contingent upon the executive’s signing a release agreement waiving claims against us. As required by Internal Revenue Code Section 409A, applicable amounts will be paid six months after the executive’s separation from service.

The following table describes the potential payments upon termination or change in control of the Company for Terry Bayer, the Company’s chief operating officer.

						Involuntary
						for Good
				Involuntary		Reason
				Not for		Termination
	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Executive Benefits and Payments	Termination on	Retirement on	Retirement on	Termination on	Termination on	Control) on	Disability on	Death on
Upon Separation	12/31/2010($)	12/31/2010($)	12/31/2010($)	12/31/2010($)	12/31/2010($)	12/31/2010($)	12/31/2010($)	12/31/2010($)

Compensation*
Base Salary	0	0	0	250,000	0	500,000	0	0
Short-Term Incentive Compensation	0	0	0	250,000	0	250,000	0	0
Stock Options	0	0	0	0	0	0	0	0
Benefits & Perquisites
Stock Awards	0	0	0	890,838	0	890,838	0	0
Savings Plan	192,954	192,954	192,954	192,954	192,954	192,954	192,954	192,954
Deferred Compensation	336,229	336,229	336,229	336,229	336,229	336,229	336,229	336,229
Health Benefits	0	0	0	0	0	43,500	0	0
Disability Income	0	0	0	0	0	0	507,040	0
Life Insurance Benefits	0	0	0	0	0	0	0	750,000
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Cash Severance	0	0	0	0	0	750,000	0	0
Accrued Vacation Pay	68,380	68,380	68,380	68,380	68,380	68,380	68,380	68,380

*	The compensation committee determined that Ms. Terry Bayer’s fiscal year 2011 base salary as chief operating officer shall be increased to $625,000, with a baseline target bonus of up to 85% of her base salary.

The following table describes the potential payments upon termination or change in control of the Company for James W. Howatt, the Company’s former chief medical officer and now medical director of MMS.

						Involuntary
						for Good
				Involuntary		Reason
				Not for		Termination
	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Executive Benefits and Payments	Termination on	Retirement on	Retirement on	Termination on	Termination on	Control) on	Disability on	Death on
Upon Separation	12/31/2010	12/31/2010	12/31/2010	12/31/2010	12/31/2010	12/31/2010	12/31/2010	12/31/2010

Compensation
Base Salary	0	0	0	208,500	0	417,000	0	0
Short-Term Incentive Compensation	208,500	208,500	208,500	208,500	0	208,500	208,500	208,500
Stock Options	0	0	0	0	0	0	0	0
Benefits & Perquisites
Stock Awards	0	0	0	803,110	0	803,110	0	0
Savings Plan	114,383	114,383	114,383	114,383	114,383	114,383	114,383	114,383
Deferred Compensation	80,344	80,344	80,344	80,344	80,344	80,344	80,344	80,344
Health Benefits	0	0	0	0	0	43,500	0	0
Disability Income	0	0	0	0	0	0	0	0
Life Insurance Benefits	0	0	0	0	0	0	0	750,000
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Cash Severance	0	0	0	0	0	625,500	0	0
Accrued Vacation Pay	27,606	27,606	27,606	27,606	27,606	27,606	27,606	27,606

The following table describes the potential payments upon termination or change in control of the Company for Joseph W. White, the Company’s chief accounting officer.

						Involuntary
						for Good
				Involuntary		Reason
				Not for		Termination
	Voluntary	Early	Normal	Cause	For Cause	(Change-in-
Executive Benefits and Payments	Termination on	Retirement on	Retirement on	Termination on	Termination on	Control) on	Disability on	Death on
Upon Separation	12/31/2009($)	12/31/2009($)	12/31/2009($)	12/31/2009($)	12/31/2009($)	12/31/2009($)	12/31/2009($)	12/31/2009($)

Compensation
Base Salary	0	0	0	195,000	0	390,000	0	0
Short-Term Incentive Compensation	156,000	156,000	156,000	156,000	0	156,000	156,000	156,000
Stock Options	0	0	0	0	0	0	0	0
Benefits & Perquisites
Stock Awards	0	0	0	617,574	0	617,574	0	0
Savings Plan	207,384	207,384	207,384	207,384	207,384	207,384	207,384	207,384
Deferred Compensation	6,561	6,561	6,561	6,561	6,561	6,561	6,561	6,561
Health Benefits	0	0	0	0	0	43,500	0	0
Disability Income	0	0	0	0	0	0	507,040	0
Life Insurance Benefits	0	0	0	0	0	0	0	750,000
Excise Tax & Gross-Up	0	0	0	0	0	0	0	0
Cash Severance	0	0	0	0	0	546,000	0	0
Accrued Vacation Pay	15,930	15,930	15,930	15,930	15,930	15,930	15,930	15,930

Management Analysis of Material Adverse Effects of Compensation Plans

Management has concluded that the Company’s compensation plans are not reasonably likely to have a material adverse effect on the Company.

Information About Stock Ownership

The following table shows the beneficial ownership of Molina Healthcare common stock by our directors, named executive officers, directors and executive officers as a group, and more than 5% stockholders, as of March 8, 2011. Percentage ownership calculations are based on 30,537,338 shares outstanding as of March 8, 2011.

	Number of Shares	Percentage of
Name	Beneficially Owned(1)	Outstanding Shares

Directors and Executive Officers:
J. Mario Molina(2)	1,014,295	3.32%
John C. Molina(3)	2,297,896	7.52%
Joseph White(4)	81,469	*
Terry Bayer(5)	112,520	*
James Howatt(6)	46,181	*
Ronna E. Romney(7)	20,625	*
Charles Z. Fedak(8)	22,000	*
Sally K. Richardson	19,733	*
Frank E. Murray(9)	18,750	*
John P. Szabo, Jr.(10)	23,500	*
Steven J. Orlando(11)	28,690	*
All executive officers and directors as a group (11 persons)	3,687,359	12.02%
Other Principal Stockholders
William Dentino(12)	8,157,048	26.71%
Curtis Pedersen(13)	7,995,640	26.18%
Mary R. Molina Living Trust(14)	1,770,434	5.80%
Molina Marital Trust(14)	2,726,907	8.93%
Molina Siblings Trust(15)	1,503,227	4.92%
FMR, LLC(16)	2,958,251	9.69%

*	Denotes less than 1%.

(1)	As required by SEC regulation, the number of shares shown as beneficially owned includes shares which could be purchased within 60 days after March 8, 2011. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address of each of the named stockholders is c/o Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802.

(2)	Consists of:

•	488,921 shares owned by J. Mario Molina, M.D.;

•	160,000 shares owned by the Molina Family Partnership, L.P., of which Dr. Molina is the general partner with sole voting and investment power;

•	46,700 shares owned by Molina Family, LLC, of which Dr. Molina is the sole manager;

•	149,425 shares owned by the Joseph M. Molina Separate Property Trust, of which Dr. Molina is the sole trustee;

•	26,595 shares owned by JMM GRAT 1208/2, and 42,654 shares owned by JMM GRAT 1208/5, of which trusts Dr. Molina’s spouse is trustee;

•	100,000 shares owned by JMB GRAT 1209/4 for the benefit of Josephine M. Battiste, of which Dr. Molina is sole trustee; and

•	36,000 options.

(3)	Consists of:

•	525,091 shares owned by John C. Molina;

•	122,081 shares owned by Mr. Molina and Michelle A. Molina as community property as to which Mr. Molina has shared voting and investment power;

•	1,503,227 shares owned by the Molina Siblings Trust, of which Mr. Molina is the trustee with sole voting and investment power and J. Mario Molina, M.D., M. Martha Bernadett, M.D., Josephine M. Molina, Janet M. Watt, and Mr. Molina are the beneficiaries;

•	50,394 shares owned by the M/T Molina Children’s Education Trust, of which Mr. Molina is the trustee and certain immediate family members of Mr. Molina are the beneficiaries;

•	54,877 shares owned by the John C. Molina Separate Property Trust, of which Mr. Molina is the trustee and beneficiary;

•	6,226 shares owned by the JCM GRAT 607/5, of which Mr. Molina is the beneficiary; and

•	36,000 options.

(4)	Consists of: 49,469 shares and 32,000 options.

(5)	Consists of: 61,220 shares and 53,000 options.

(6)	Consists of: 34,081 shares and 12,100 options. Effective February 17, 2011, Mr. Howatt has been reassigned from the position of chief medical officer of the Company to the position of medical director of MMS.

(7)	Consists of: 10,625 shares and 10,000 options.

(8)	Consists of: 9,000 shares and 13,000 options.

(9)	Consists of: 4,750 shares and 14,000 options.

(10)	Consists of: 1,000 shares held by the self-directed IRA of Mr. Szabo’s spouse, 12,500 shares held by Mr. Szabo, and 10,000 options.

(11)	Consists of: 1,000 shares held by Mr. Orlando’s 401(k) plan, 17,690 shares held in Mr. Orlando’s joint account with his spouse, and 10,000 options.

(12)	Consists of:

•	1,000 shares held by Mr. Dentino;

•	1,770,434 shares owned by the Mary R. Molina Living Trust, of which Mr. Dentino and Curtis Pedersen are co-trustees with shared voting and investment power, Mrs. Molina is the income beneficiary, and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M.Watt, and Josephine M. Molina are the remainder beneficiaries;

•	2,726,907 shares owned by the Molina Marital Trust, of which Mr. Dentino and Mr. Pedersen are co-trustees with shared voting and investment power, Mary R. Molina is the income beneficiary, and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt, and Josephine M. Molina are the remainder beneficiaries;

•	3,658,707 shares owned by various Molina family trusts with respect to which Mr. Dentino is a co-trustee with shared voting and investment power.

Mr. Dentino is counsel to Mrs. Mary R. Molina and has provided legal services to various Molina family members and entities in which they have interests. His address is 3300 Douglas Blvd., Suite 430, Roseville, California 95661.

(13)	Consists of:

•	200 shares owned by Mr. Pedersen and Rosi A. Pedersen as community property, as to which Mr. Pedersen has shared voting and investment power;

•	1,770,434 shares owned by the Mary R. Molina Living Trust, of which Mr. Pedersen and Mr. Dentino are co-trustees with shared voting and investment power, Mrs. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt, and Josephine M. Molina are the remainder beneficiaries;

•	2,726,907 shares owned by the Molina Marital Trust, of which Mr. Pedersen and Mr. Dentino are co-trustees with shared voting and investment power, Mary R. Molina is the income beneficiary and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt and Josephine M. Molina are the remainder beneficiaries; and

•	3,498,099 shares owned by various grantor revocable trusts with respect to which Mr. Pedersen is co-trustee with shared voting and investment power, Mary R. Molina is the current beneficiary, and trusts for each of J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt, and Josephine M. Molina are the remainder beneficiaries.

Mr. Pedersen is the uncle of J. Mario Molina, M.D., John C. Molina, J.D. and M. Martha Bernadett, M.D. The address of Mr. Pedersen is 6218 East 6th Street, Long Beach, California 90803.

(14)	Messrs. Dentino and Pedersen are co-trustees with shared voting and investment power, Mary R. Molina is the income beneficiary, and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Janet M. Watt, and Josephine M. Molina are the remainder beneficiaries. The address of this stockholder is 3300 Douglas Blvd., Suite 430, Roseville, California 95601.

(15)	John C. Molina is the trustee with sole voting and investment power and J. Mario Molina, M.D., John C. Molina, M. Martha Bernadett, M.D., Josephine M. Molina, and Janet M. Watt are the beneficiaries.

(16)	Based on the Schedule 13G /A filed by such stockholder on February 14, 2011. Such stockholder’s address is 82 Devonshire Street, Boston, MA 02109.

PROPOSAL NO. 2 — APPROVAL OF THE MOLINA HEALTHCARE, INC.
2011 EQUITY INCENTIVE PLAN

At the annual meeting, the stockholders will be asked to approve the Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “2011 Plan”). The board of directors adopted the 2011 Plan on March 18, 2011, subject to and effective upon its approval by stockholders.

In 2002, Molina Healthcare had established the 2002 Equity Incentive Plan (the “2002 Plan”). According to its terms, no award may be granted under the 2002 Plan on or after June 26, 2013, the tenth anniversary of the effective date of the 2002 Plan. The 2011 Plan is intended to replace our 2002 Plan. If the stockholders approve the 2011 Plan, it will become effective on the day of the annual meeting, and, subject to the registration of shares under the 2011 Plan, no further awards will thereafter be granted under the 2002 Plan. The board of directors adopted the 2011 Plan in order to have available an equity incentive plan that can be used to provide incentives to attract new key employees and to continue to retain existing key employees, directors, and other service providers for the long-term benefit of the Company and its stockholders. We believe that a competitive equity incentive program is one of the best tools we have to address human resource challenges. The 2011 Plan provides a much wider range of incentive tools than the 2002 Plan and sufficient flexibility to permit the compensation committee to implement them in ways that will make the most effective use of the shares our stockholders authorize for incentive purposes.

The 2011 Plan authorizes the compensation committee to provide incentive compensation in the form of stock options, stock appreciation rights, restricted stock and stock units, performance shares and units, other stock-based awards, cash-based awards, and deferred compensation awards. Under the 2011 Plan, we will be authorized to issue up to 3,000,000 shares.

The 2011 Plan is designed to preserve the Company’s ability to deduct in full for federal income tax purposes the compensation recognized by its executive officers in connection with certain types of awards. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or any of the three other most highly compensated officers of a publicly held company other than the chief financial officer. However, qualified performance-based compensation is excluded from this limit. To enable compensation in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance shares, performance units, and certain other stock-based awards and cash-based awards granted under the 2011 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2011 Plan. By approving the 2011 Plan, the stockholders will be specifically approving, among other things:

•	the eligibility requirements for participation in the 2011 Plan;

•	the maximum numbers of shares for which stock-based awards may be granted to an employee in any fiscal year; and

•	the performance measures that may be used by the compensation committee to establish the performance goals applicable to the grant or vesting of awards of restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards that are intended to result in qualified performance-based compensation.

While we believe that compensation provided by such awards under the 2011 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as performance-based.

The board of directors believes that the 2011 Plan will serve a critical role in attracting and retaining the high caliber employees, consultants, and directors essential to our success and in motivating these individuals to strive to meet our goals.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 2011 PLAN.

Summary of the 2011 Plan

The following summary of the 2011 Plan is qualified in its entirety by the specific language of the 2011 Plan, a copy of which is attached to this proxy statement as Appendix A.

General.  The purpose of the 2011 Plan is to advance the interests of the Company and its stockholders by providing an incentive program that will enable the Company to attract and retain employees, consultants and directors and to provide them with an equity interest in the growth and profitability of the Company. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards, cash-based awards and deferred compensation awards.

If any award granted under the 2011 Plan expires or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company for not more than the participant’s purchase price, any such shares reacquired or subject to a terminated award will again become available for issuance under the 2011 Plan. Shares will not be treated as having been issued under the 2011 Plan and will therefore not reduce the number of shares available for issuance to the extent an award is settled in cash. Shares that are withheld or reacquired by the Company in satisfaction of a tax withholding obligation or that are tendered in payment of the exercise price of an option will not be made available for new awards under the 2011 Plan. Upon the exercise of a stock appreciation right or net-exercise of an option, the number of shares available under the 2011 Plan will be reduced by the gross number of shares for which the award is exercised.

Adjustments for Capital Structure Changes.  Appropriate and proportionate adjustments will be made to the number of shares authorized under the 2011 Plan, to the numerical limits on certain types of awards described below, and to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in our capital structure, or if we make a distribution to our stockholders in a form other than common stock (excluding normal cash dividends) that has a material effect on the fair market value of our common stock. In such circumstances, the compensation committee also has the discretion under the 2011 Plan to adjust other terms of outstanding awards as it deems appropriate.

Other Award Limits.  To enable compensation provided in connection with certain types of awards intended to qualify “as performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the 2011 Plan establishes a limit of 500,000 shares as the maximum aggregate number of shares for which such awards may be granted to an employee in any fiscal year.

Administration.  The 2011 Plan generally will be administered by the compensation committee of the board of directors, although the board of directors retains the right to appoint another of its committees to administer the 2011 Plan or to administer the 2011 Plan directly. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, administration of the 2011 Plan must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary, the term “Committee” will refer to either such duly appointed committee or the board of directors.) Subject to the provisions of the 2011 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m) or otherwise provided by the 2011 Plan, amend, cancel or renew any award, waive any restrictions or conditions applicable to any award, and accelerate, continue, extend or defer the vesting of any award. The 2011 Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2011 Plan. All awards granted under the 2011 Plan will be evidenced by a written or digitally signed agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2011 Plan. The Committee will interpret the 2011 Plan and awards granted thereunder, and all determinations of the Committee generally will be final and binding on all persons having an interest in the 2011 Plan or any award.

Prohibition of Option and SAR Repricing.  The 2011 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for any of the following with respect to underwater options or stock appreciation rights: (1) either the cancellation of such outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price, (2) the issuance of new full value awards in exchange for the cancellation of such outstanding options or stock appreciation rights, or (3) the cancellation of such outstanding options or stock appreciation rights in exchange for payments in cash.

Eligibility.  Awards may be granted to employees, directors and consultants of the Company or any present or future parent or subsidiary corporation or other affiliated entity of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of December 31, 2010, the Company had approximately 4,200 employees, including the five named executive officers identified in this proxy statement, and six non-employee directors who would be eligible under the 2011 Plan.

Stock Options.  The Committee may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant.

The 2011 Plan provides that the option exercise price may be paid in cash, by check, or cash equivalent; by means of a broker-assisted cashless exercise; by means of a net-exercise procedure; to the extent legally permitted, by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price; by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant’s surrender of a portion of the option shares to the Company.

Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The maximum term of any option granted under the 2011 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Unless otherwise permitted by the Committee, an option generally will remain exercisable for three months following the participant’s termination of service, provided that if service terminates as a result of the participant’s death or disability, the option generally will remain exercisable for 12 months, but in any event the option must be exercised no later than its expiration date, and provided further that an option will terminate immediately upon a participant’s termination for cause (as defined by the 2011 Plan).

Options are nontransferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. However, an option may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee and, in the case of an incentive stock option, only to the extent that the transfer will not terminate its tax qualification.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.

Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount upon the exercise of a Tandem SAR may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. At the Committee’s discretion, payment of this amount upon the exercise of a Freestanding SAR may be made in cash or shares of common stock. The maximum term of any stock appreciation right granted under the 2011 Plan is ten years.

Stock appreciation rights are generally nontransferable by the participant other than by will or by the laws of descent and distribution, and are generally exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, a Tandem SAR related to a nonstatutory stock option and a Freestanding SAR may be assigned or transferred to certain family members or trusts for their benefit to the extent permitted by the Committee. Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

Restricted Stock Awards.  The Committee may grant restricted stock awards under the 2011 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award and dividends paid in cash may be subject to such restrictions.

Restricted Stock Units.  The Committee may grant restricted stock units under the 2011 Plan, which represents rights to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends the Company pays.

Performance Awards.  The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units, which consist of unfunded bookkeeping entries generally having initial values equal to the fair market value determined on the grant date of a share of common stock in the case of performance shares and a monetary value established by the Committee at the time of grant in the case of performance units. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock that are subject to additional vesting) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Internal Revenue Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and each subsidiary corporation consolidated with the Company for financial reporting purposes, or such division or business unit of the Company as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures: revenue; sales; expenses; operating income; gross margin; operating margin; earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization; pre-tax profit; net operating income; net income; economic value added; free cash flow; operating cash flow; balance of cash, cash equivalents and marketable securities; stock price; earnings per share; return on stockholder equity; return on capital; return on assets; return on investment; total stockholder return, employee satisfaction; employee retention; market share; customer satisfaction; product development; research and development expense; completion of an identified special project; and completion of a joint venture or other corporate transaction.

The target levels with respect to these performance measures may be expressed on an absolute basis or relative to an index, budget or other standard specified by the Committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, if applicable, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the Committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide for a participant awarded performance shares of to receive dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The Committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalent rights or interest during the deferral period.

Unless otherwise provided by the Committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the 2011 Plan provides that, unless otherwise determined by the Committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Cash-Based Awards and Other Stock-Based Awards.  The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares or other equity-related awards. Such awards may be subject to vesting conditions based on continued performance of service or subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.

Deferred Compensation Awards.  The 2011 Plan authorizes the Committee to establish a deferred compensation award program. If and when implemented, participants designated by the Committee, who may be limited to directors or members of a select group of management or highly compensated employees, may make an advance election to receive an award of stock options, stock appreciation rights, restricted stock or restricted stock units in lieu of director fees or bonuses otherwise payable in cash. The Committee will determine basis on which the number of shares subject to an equity award granted in lieu of cash compensation will be determined. Such awards will be subject to the applicable provisions of the 2011 Plan.

Change in Control.  Unless otherwise defined in a participant’s award or other agreement with the Company, the 2011 Plan provides that a “Change in Control” occurs upon (a) a person or entity (with certain exceptions described in the 2011 Plan) becoming the direct or indirect beneficial owner of more than 50% of the Company’s voting stock; (b) stockholder approval of a liquidation or dissolution of the Company; or (c) the occurrence of any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event direct or indirect beneficial ownership of more than 50% of the voting securities of the Company, its successor or the entity to which the assets of the company were transferred: (i) a sale or exchange by the stockholders in a single transaction or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. If so determined by the Committee, stock-based awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised or settled prior to the Change in Control will terminate effective as of the time of the Change in Control. Subject to the restrictions of Section 409A of the Internal Revenue Code, the Committee may provide for the acceleration of vesting or settlement of any or all outstanding awards upon such terms and to such extent as it determines. The 2011 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any award denominated in shares of stock upon a Change in Control in exchange for a payment to the participant with respect each vested share (and each unvested share if so determined by the Committee) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.

Awards Subject to Section 409A of the Internal Revenue Code.  Certain awards granted under the 2011 Plan may be deemed to constitute “deferred compensation” within the meaning of Section 409A of the Internal Revenue Code, providing rules regarding the taxation of nonqualified deferred compensation plans, and the regulations and other administrative guidance issued pursuant to Section 409A. Any such awards will be required to comply with the requirements of Section 409A. Notwithstanding any provision of the 2011 Plan to the contrary, the Committee is authorized, in its sole discretion and without the consent of any participant, to amend the 2011 Plan or any award agreement as it deems necessary or advisable to comply with Section 409A.

Amendment, Suspension or Termination.  The 2011 Plan will continue in effect until its termination by the Committee, provided that no awards may be granted under the 2011 Plan following the tenth anniversary of the 2011 Plan’s effective date, which will be the date on which it is approved by the stockholders. The Committee may amend, suspend or terminate the 2011 Plan at any time, provided that no amendment may be made without stockholder approval that would increase the maximum aggregate number of shares of stock authorized for issuance under the 2011 Plan, change the class of persons eligible to receive incentive stock options or require stockholder approval under any applicable law. No amendment, suspension or termination of the 2011 Plan may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not have a materially adverse affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, regulation or rule, including, but not limited to, Section 409A of the Internal Revenue Code, or unless expressly provided in the terms and conditions governing the award.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2011 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Incentive Stock Options.  A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon the sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the option exercise date and the exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

In general, the difference between the option exercise price and the fair market value of the shares on the date of exercise of an incentive stock option is treated as an adjustment in computing the participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options.  Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. We generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Stock Appreciation Rights.  A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Restricted Stock.  A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture (e.g., when they become vested). If the determination date follows the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to designate the date of acquisition as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Restricted Stock Unit, Performance, Cash-Based and Other Stock-Based Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit, performance share, performance unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any substantially vested shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

PROPOSAL NO. 3 — APPROVAL OF THE MOLINA HEALTHCARE, INC.
2011 EMPLOYEE STOCK PURCHASE PLAN

In 2002, Molina Healthcare had established the 2002 Employee Stock Purchase Plan (the “2002 ESPP”). According to its terms, unless otherwise terminated by the board of directors or unless all of the shares of common stock reserved for issuance under the 2002 ESSP are issued, the 2002 ESPP will terminate on July 24, 2012.

The board believes that employees benefit from an investment in Molina Healthcare’s stock through the employee stock purchase plan. Accordingly, the board of directors, on March 18, 2011, unanimously approved the 2011 Employee Stock Purchase Plan (the “2011 ESPP”) attached hereto as Appendix B. The purpose of the 2011 ESPP is to offer an inducement to eligible employees to remain with Molina Healthcare by providing them with an opportunity to purchase shares of our stock at a discount under terms that can provide them favorable tax treatment. If approved, the 2011 ESPP will become effective July 1, 2011, and will replace the existing 2002 ESPP.

The number of shares available for purchase under the 2011 ESPP is 2,000,000. The material terms of the 2011 ESPP are substantially the same as the terms of the 2011 ESPP with the exception of the number of shares reserved for issuance, the lack of an evergreen provision in the 2011 ESPP, the termination date, and other conforming changes. The board of directors directed that the 2011 ESPP be submitted to our stockholders at the annual meeting for approval.

Shares subject to the 2011 ESPP will be authorized but unissued shares. Shares required to satisfy the needs of the 2011 ESPP may be newly issued by us or acquired by purchase at our expense on the open market or in private transactions. The 2011 ESPP will be administered by the compensation committee. The compensation committee is authorized to make determinations with respect to the administration and interpretation of the 2011 ESPP, and to make such rules as may be necessary to carry out its provisions. The compensation committee may designate other persons to administer the plan as necessary for the proper administration of the plan. The compensation committee has discretion to set the terms of each offering, which includes, but is not limited to, the purchase price, the length of the offering period and the grant date (subject to Treasury guidance under Section 423 of the Internal Revenue Code).

Eligibility to participate in the 2011 ESPP is limited to our employees and the employees of our current subsidiaries, but excludes any employee who is customarily employed for twenty (20) hours or less per week, employees who, together with any other person whose stock would be attributed to such person pursuant to Section 424(d) of the Internal Revenue Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its participating affiliates (as defined in the 2011 Plan), or who would as a result of being granted an option under the 2011 ESPP hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its participating affiliates, our non-employee directors, any independent contractors who are not our employees and any of our employees who are citizens or residents of a foreign jurisdiction where the laws of such jurisdiction would prohibit a grant of an option under the 2011 ESPP or compliance with the laws of such jurisdiction would cause the 2011 ESPP to violate the requirements of Section 423 of the Internal Revenue Code.

Participation in the 2011 ESPP is voluntary, and an eligible employee may elect to participate as of the first day of an offering period by completing an enrollment form authorizing us to withhold certain amounts from the participant’s compensation and to apply those amounts to purchase shares of our common stock. Currently, the purchase price under the 2011 ESPP is equal to 85% of the fair market value of a share of our common stock on the last business day of the offering period, unless the compensation committee, in its sole discretion, increases the percentage. In addition, the compensation committee has the discretion to use a lookback purchase price, which allows the purchase price to be the lesser of 85% of the fair market value on the first business day or the last business day of the offering period, provided certain other requirements of Section 423 of the Internal Revenue Code are met.

A participant may increase or decrease the amount to be deducted from his or her compensation by filing a new enrollment form or may cease his or her participation in the 2011 ESPP at any time. Any change or cessation in the payroll deduction will be effective as of the payroll period following the date of the participant’s election, or as soon as administratively practicable thereafter. No participant may be granted options during any calendar year which permit his or her rights to purchase shares of our common stock with a fair market value as of the last business day of the applicable offering period of more than $25,000. This limit may be determined as of the first business day if required by Section 423 of the Internal Revenue Code.

A participant has the right at any time to obtain a certificate (if our common stock is certificated) for the shares (including fractional shares) of our common stock credited to his or her account. A participant also has the right at any time to direct that any shares of our common stock in his or her account be sold and that the proceeds, less expenses of sale, be remitted to him or her. When a participant ceases to be a participant, he or she may elect to have his or her shares sold and the proceeds, after selling expenses, remitted to him or her or the participant may elect to have a certificate (if our common stock is certificated) for the shares of our common stock credited to the participant’s account forwarded to him or her.

As a condition of participation in the 2011 ESPP, each participant agrees to notify us if he or she sells or otherwise disposes of any of his or her shares of our common stock within two years after the last business day of the offering period during which such shares were purchased or within one year after the transfer of such shares.

The principal features of the 2011 ESPP are summarized in this proxy statement. Shareholders should read the 2011 ESPP attached to this proxy statement as Appendix B for a full statement of its legal terms and conditions.

Federal Income Tax Consequences

The following is a brief summary of certain significant United States Federal income tax aspects of the shares purchased under the 2011 ESPP. This summary is not intended to be exhaustive and does not describe state, local, or non-United States tax consequences.

The 2011 ESPP is intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. There are no tax deductions available for amounts paid by participants to acquire shares under the plan. A participant will realize no income upon the purchase of common stock under the plan, and we will not be entitled to any deduction at the time of purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2011 ESPP.

In the event that the shares are sold or otherwise disposed of more than two years after the beginning of the calendar year in which the shares were purchased and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (a) the actual gain or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the calendar year in which such shares were acquired. Any additional gain will be long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on the disposition will be long-term or short-term capital gain or loss, depending on the holding period. In the event any shares are held by a participant at the time of his or her death, he or she will recognize ordinary income for the taxable year ending with the date of the participant’s death as if he or she had sold the shares on the date of death, but the participant will be treated as having satisfied the holding period describe above.

We are not entitled to a deduction for amounts taxed to a participant, except to the extent a participant recognizes ordinary income by reason of a disposition of the shares prior to the expiration of the holding period described above. In all other cases no deduction is allowed.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE 2011 ESPP.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

Recent legislation, known as the Dodd-Frank Wall Street Reform and Consumer Protection Act, or simply the Dodd-Frank Act, requires that public companies give their stockholders the opportunity to vote on say-on-pay proposals at the first annual meeting of stockholders held after January 21, 2011. The Securities and Exchange Commission, or SEC, has adopted rules to implement the provisions of the Dodd-Frank Act relating to stockholder votes on executive compensation (including say-on-pay and say-when-on-pay proposals).

You are voting on a proposal, commonly known as a “say-on-pay” proposal, which gives our stockholders the opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

We urge you to consider the various factors regarding compensation matters as discussed in the Compensation Discussion and Analysis, beginning on page 16.

As discussed at length in the Compensation Discussion and Analysis, we believe that our executive compensation program is reasonable, competitive, and strongly focused on pay for performance principles. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. The compensation of our named executive officers varies depending upon the achievement of pre-established performance goals, both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of Molina Healthcare. Our executive compensation policies have enabled Molina Healthcare to attract and retain talented and experienced senior executives and have benefited Molina Healthcare over time. We believe that the fiscal year 2010 compensation of our named executive officers was appropriate and aligned with Molina Healthcare’s fiscal year 2010 results and position for growth in future years.

Because your vote is advisory, it will not be binding upon the board of directors. However, our board of directors values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering future executive compensation arrangements as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF MOLINA HEALTHCARE’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 5 — ADVISORY VOTE ON THE FREQUENCY OF A
STOCKHOLDER VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

You are voting on a proposal, commonly known as a “say-when-on-pay” proposal, which gives our stockholders the opportunity to advise our board of directors how often we should conduct an advisory stockholder vote on the compensation of our named executive officers through the following resolution:

“RESOLVED, that a non-binding advisory vote of Molina Healthcare’s stockholders to approve the compensation of Molina Healthcare’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, shall be held at an annual meeting of stockholders, beginning with the 2011 Annual Meeting of Stockholders, (i) every year, (ii) every two years, or (iii) every three years.”

The enclosed proxy card gives you four choices for voting on this item. You can choose whether the say-on-pay vote should be conducted every year, every two years, or every three years. You may also abstain from voting on this item. With respect to this proposal, the frequency of the advisory vote on executive compensation, the alternative receiving the greatest number of votes — every year, every two years, or every three years — will be the frequency that stockholders approve. You are not voting to approve or disapprove the board of director’s recommendation on this item.

Our board of directors recommends that the stockholders vote in favor of conducting the say-on-pay vote every three years. Our board has reviewed the evolution of say-on-pay and say-when-on-pay proposals and has carefully studied the alternatives to determine the approach that will best serve Molina Healthcare and our stockholders. Our board of directors has determined that an advisory vote on executive compensation held every three years would be the best approach for Molina Healthcare based on a number of considerations, including, among other things, the following:

•	A three-year vote cycle allows sufficient time for our board of directors to review and respond to stockholders’ views on executive compensation and to implement changes, if necessary, to our executive compensation program; and

•	We believe that a triennial vote will give our stockholders the opportunity to more fully assess the success or failure of our long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance.

Because your vote is advisory, it will not be binding upon the board of directors. However, our board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct an advisory vote on the compensation of our named executive officers as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO CONDUCT AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS, BEGINNING WITH THE 2011 ANNUAL MEETING OF STOCKHOLDERS.

Disclosure of Auditor Fees

Ernst & Young, LLP served as our Independent Registered Public Accountant during 2010 and 2009. Fees earned by Ernst & Young LLP for years ended December 31, 2010 and 2009 were as follows:

	December 31,
	2010	2009

Audit Fees(1)
Integrated audit of the financial statements and internal control over financial reporting (including statutory audits of subsidiaries)	$2,142,000	$1,876,000
Timely quarterly reviews	$190,000	$193,000
SEC filings, including comfort letters, consents, and assistance with SEC comment letters	$120,000	$5,000
Accounting consultations on matters addressed during the audit or interim reviews	$0	$8,000
Total Audit Fees	$2,452,000	$2,082,000
Audit-Related Fees(2)
Audits and accounting consultations in connection with acquisitions	$0	$10,000
Workpaper review by subsidiary departments of insurance	$0	$38,000
Agreed-upon procedures report	$60,000	$60,000
Total audit-related fees	$60,000	$108,000
Tax Fees(2)
Tax compliance	$13,000	$54,000
Enterprise zone credit assistance	$240,000	$240,000
Total Tax Fees	$253,000	$294,000
Total Fees	$2,765,000	$2,484,000

(1)	Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)	Includes fees and expenses for services rendered from January through December of the fiscal year, notwithstanding when the fees and expenses were billed.

The audit committee has considered the nature of the services underlying these fees and does not consider them to be incompatible with the Independent Registered Public Accountant’s independence.

PROPOSAL NO. 6 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Appointment

The firm of Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2010. The audit committee has selected Ernst & Young LLP to continue in that capacity for 2011 and is submitting this matter to stockholders for their ratification. In the event this proposal is not approved, a selection of another independent registered public accounting firm for us will be made by the audit committee. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by the stockholders, the audit committee reserves the right to replace our independent registered public accounting firm at any time.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal at our 2012 annual meeting of stockholders, including the nomination of a director, and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the Corporate Secretary of Molina Healthcare at 200 Oceangate, Suite 100, Long Beach, California 90802. The proposal must be received no later than November 24, 2011.

Stockholders who do not wish to follow the SEC rules in proposing a matter for action at the next annual meeting must notify Molina Healthcare in writing of the information required by the provisions of Molina Healthcare’s bylaws dealing with stockholder proposals. The notice must be delivered to Molina Healthcare’s Corporate Secretary between December 28, 2011 and January 27, 2012. You can obtain a copy of Molina Healthcare’s bylaws by writing to the Corporate Secretary at the address stated above.

Cost of Annual Meeting and Proxy Solicitation

Molina Healthcare pays the cost of the annual meeting and the cost of soliciting proxies. In addition to soliciting proxies by mail, Molina Healthcare may solicit proxies by telephone and similar means. No director, officer, or employee of Molina Healthcare will be specially compensated for these activities. Molina Healthcare also intends to request that brokers, banks, and other nominees solicit proxies from their principals and will pay the brokers, banks, and other nominees certain expenses they incur for such activities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC, and to furnish us with copies of the forms. Purchases and sales of our equity securities by such persons are published on our website at www.molinahealthcare.com. Based on our review of the copies of such reports, on our involvement in assisting our reporting persons with such filings, and on written representations from our reporting persons, we believe that, during 2010, each of our officers, directors, and greater than ten percent stockholders complied with all such filing requirements on a timely basis.

Householding

Under SEC rules, a single set of annual reports and proxy statements may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain stockholders who shared a single address, only one annual report and proxy statement will be sent to that address unless any stockholder at that address requested that multiple sets of documents be sent. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2011 or in the future, he or she may telephone toll-free 1-800-542-1061 or write to ADP, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting ADP at the address set forth above, if they are record holders.

Other Matters

The board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joseph M. Molina, M.D.
Chairman of the Board, Chief Executive Officer, and President

Dated: March 24, 2011

APPENDIX A

MOLINA HEALTHCARE, INC.
2011 EQUITY INCENTIVE PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1     Establishment.     The Molina Healthcare, Inc. 2011 Equity Incentive Plan (the “Plan”) is hereby established effective as of April 27, 2011, the date of its approval by the stockholders of the Company (the “Effective Date”).

1.2     Purpose.     The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation Rights, Restricted Stock Purchase Rights, Restricted Stock Bonuses, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.3     Term of Plan.     The Plan shall continue in effect until its termination by the Committee; provided, however, that all Awards shall be granted, if at all, within ten (10) years from the Effective Date.

2.	DEFINITIONS AND CONSTRUCTION.

2.1     Definitions.     Whenever used herein, the following terms shall have their respective meanings set forth below:

(a)     “Affiliate” means (i) a parent entity, other than a Parent Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) a subsidiary entity, other than a Subsidiary Corporation, that is controlled by the Company directly or indirectly through one or more intermediary entities. For this purpose, the terms “parent,” “subsidiary,” “control” and “controlled by” shall have the meanings assigned such terms for the purposes of registration of securities on Form S-8 under the Securities Act.

(b)     “Award” means any Option, Stock Appreciation Right, Restricted Stock Purchase Right, Restricted Stock Bonus, Restricted Stock Unit, Performance Share, Performance Unit, Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c)     “Award Agreement” means a written or electronic agreement between the Company and a Participant setting forth the terms, conditions and restrictions applicable to an Award.

(d)     “Board” means the Board of Directors of the Company.

(e)     “Cash-Based Award” means an Award denominated in cash and granted pursuant to Section 11.

(f)     “Cause” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between a Participant and a Participating Company applicable to an Award, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (ii) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on a Participating Company’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment, service, non-disclosure, non-competition, non-solicitation or other similar agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(g)     “Change in Control” means, unless such term or an equivalent term is otherwise defined by the applicable Award Agreement or other written agreement between the Participant and a Participating Company applicable to an Award, the occurrence of any of the following:

(i)     any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total Fair Market Value or total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; provided, however, that a Change in Control shall not be deemed to have occurred if such degree of beneficial ownership results from any of the following: (A) an acquisition by any person who on the Effective Date is the beneficial owner of more than fifty percent (50%) of such voting power, (B) any acquisition directly from the Company, including, without limitation, pursuant to or in connection with a public offering of securities, (C) any acquisition by the Company, (D) any acquisition by a trustee or other fiduciary under an employee benefit plan of a Participating Company or (E) any acquisition by an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company; or

(ii)     an Ownership Change Event or series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding securities entitled to vote generally in the election of Directors or, in the case of an Ownership Change Event described in Section 2.1(cc)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

(iii)     approval by the stockholders of a plan of complete liquidation or dissolution of the Company;

provided, however, that a Change in Control shall be deemed not to include a transaction described in subsections (i) or (ii) of this Section 2.1(g) in which a majority of the members of the board of directors of the continuing, surviving or successor entity, or parent thereof, immediately after such transaction is comprised of Incumbent Directors.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h)     “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations or administrative guidelines promulgated thereunder.

(i)     “Committee” means the Compensation Committee and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

(j)     “Company” means Molina Healthcare, Inc., a Delaware corporation, or any successor corporation thereto.

(k)     “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a member of the Board) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on registration on Form S-8 under the Securities Act.

(l)     “Covered Employee” means, at any time the Plan is subject to Section 162(m), any Employee who is or may reasonably be expected to become a “covered employee” as defined in Section 162(m), or any successor statute, and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee no later than the earlier of (i) the date that is ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

(m)     “Director” means a member of the Board.

(n)     “Disability” means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

(o)     “Dividend Equivalent Right” means the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one share of Stock for each share of Stock represented by an Award held by such Participant.

(p)     “Employee” means any person treated as an employee (including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the terms of the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

(q)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)     “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i)     Except as otherwise determined by the Committee, if, on such date, the Stock is listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or quotation system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded or quoted prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion.

(ii)     Notwithstanding the foregoing, the Committee may, in its discretion, determine the Fair Market Value of a share of Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Stock on such date or the preceding trading day, the actual sale price of a share of Stock received by a Participant, any other reasonable basis using actual transactions in the Stock as reported on a national or regional securities exchange or quotation system, or on any other basis consistent with the requirements of Section 409A. The Committee may vary its method of determination of the Fair Market Value as provided in this Section for different purposes under the Plan to the extent consistent with the requirements of Section 409A.

(iii)     If, on such date, the Stock is not listed or quoted on a national or regional securities exchange or quotation system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse, and in a manner consistent with the requirements of Section 409A.

(s)     “Full Value Award” means any Award settled in Stock, other than (i) an Option, (ii) a Stock Appreciation Right, or (iii) a Restricted Stock Purchase Right or an Other Stock-Based Award under which the Company will receive monetary consideration equal to the Fair Market Value (determined on the effective date of grant) of the shares subject to such Award.

(t)     “Incentive Stock Option” means an Option intended to be (as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

(u)     “Incumbent Director” means a director who either (i) is a member of the Board as of the Effective Date or (ii) is elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but excluding a director who was elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors of the Company).

(v)     “Insider” means an Officer, Director or any other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(w)     “Net Exercise” means a procedure pursuant to which (i) the Company will reduce the number of shares otherwise issuable to a Participant upon the exercise of an Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate exercise price for the shares with respect to which the Option is exercised, and (ii) the Participant shall pay to the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.

(x)     “Nonemployee Director” means a Director who is not an Employee.

(y)     “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Award Agreement) or which does not qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

(z)     “Officer” means any person designated by the Board as an officer of the Company.

(aa)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(bb)     “Other Stock-Based Award” means an Award denominated in shares of Stock and granted pursuant to Section 11.

(cc)     “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company’s then-outstanding securities entitled to vote generally in the election of Directors; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company).

(dd)     “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(ee)     “Participant” means any eligible person who has been granted one or more Awards.

(ff)     “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(gg)     “Participating Company Group” means, at any point in time, the Company and all other entities collectively which are then Participating Companies.

(hh)     “Performance Award” means an Award of Performance Shares or Performance Units.

(ii)     “Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Section 10.3 which provides the basis for computing the value of a Performance Award at one or more levels of attainment of applicable Performance Goal(s) measured as of the end of the applicable Performance Period.

(jj)     “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) for certain performance-based compensation paid to Covered Employees.

(kk)     “Performance Goal” means a performance goal established by the Committee pursuant to Section 10.3.

(ll)     “Performance Period” means a period established by the Committee pursuant to Section 10.3 at the end of which one or more Performance Goals are to be measured.

(mm)     “Performance Share” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Share, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(nn)     “Performance Unit” means a right granted to a Participant pursuant to Section 10 to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon attainment of applicable Performance Goal(s).

(oo)     “Restricted Stock Award” means an Award of a Restricted Stock Bonus or a Restricted Stock Purchase Right.

(pp)     “Restricted Stock Bonus” means Stock granted to a Participant pursuant to Section 8.

(qq)     “Restricted Stock Purchase Right” means a right to purchase Stock granted to a Participant pursuant to Section 8.

(rr)     “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9 to receive on a future date or event a share of Stock or cash in lieu thereof, as determined by the Committee.

(ss)     “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(tt)     “SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 7 to receive payment, for each share of Stock subject to such Award, of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the Award over the exercise price thereof.

(uu)     “Section 162(m)” means Section 162(m) of the Code.

(vv)     “Section 409A” means Section 409A of the Code.

(ww)     “Section 409A Deferred Compensation” means compensation provided pursuant to an Award that constitutes nonqualified deferred compensation within the meaning of Section 409A.

(xx)     “Securities Act” means the Securities Act of 1933, as amended.

(yy)     “Service” means a Participant’s employment or service with the Participating Company Group, whether as an Employee, a Director or a Consultant. Unless otherwise provided by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Committee, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(zz)     “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(aaa) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(bbb) “Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

(ccc)     “Trading Compliance Policy” means the written policy of the Company pertaining to the purchase, sale, transfer or other disposition of the Company’s equity securities by Directors, Officers, Employees or other service providers who may possess material, nonpublic information regarding the Company or its securities.

(ddd) “Vesting Conditions” mean those conditions established in accordance with the Plan prior to the satisfaction of which shares subject to an Award remain subject to forfeiture or a repurchase option in favor of the Company exercisable for the Participant’s monetary purchase price, if any, for such shares upon the Participant’s termination of Service.

2.2     Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1     Administration by the Committee.  The Plan shall be administered by the Committee. All questions of interpretation of the Plan, of any Award Agreement or of any other form of agreement or other document employed by the Company in the administration of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in the Plan or such Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or Award Agreement or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest therein. All expenses incurred in the administration of the Plan shall be paid by the Company.

3.2     Authority of Officers.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election. To the extent permitted by applicable law, the Committee may, in its discretion, delegate to a committee comprised of one or more Officers the authority to grant one or more Awards, without further approval of the Committee, to any Employee, other than a person who, at the time of such grant, is an Insider or a Covered Employee, and to exercise such other powers under the Plan as the Committee may determine; provided, however, that (a) the Committee shall fix the maximum number of shares subject to Awards that may be granted by such Officers, (b) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Board or the Committee and shall conform to the provisions of the Plan, and (c) each such Award shall conform to such other limits and guidelines as may be established from time to time by the Committee.

3.3     Administration with Respect to Insiders.  With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

3.4     Committee Complying with Section 162(m).  If the Company is a “publicly held corporation” within the meaning of Section 162(m), the Board may establish a Committee of “outside directors” within the meaning of Section 162 (m) to approve the grant of any Award intended to result in the payment of Performance-Based Compensation.

3.5     Powers of the Committee.  In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)     to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock, units or monetary value to be subject to each Award;

(b)     to determine the type of Award granted;

(c)     to determine the Fair Market Value of shares of Stock or other property;

(d)     to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

(e)     to determine whether an Award will be settled in shares of Stock, cash, other property, or in any combination thereof;

(f)     to approve one or more forms of Award Agreement;

(g)     to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

(h)     to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)     to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(j)     to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.6     Option or SAR Repricing.  Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs having exercise prices per share greater than the then Fair Market Value of a share of Stock (“Underwater Awards”) and the grant in substitution therefore of new Options or SARs having a lower exercise price, Full Value Awards or payments in cash, or (b) the amendment of outstanding Underwater Awards to reduce the exercise price thereof. This Section shall not apply to adjustments pursuant to the assumption of or substitution for an Option or SAR in a manner that would comply with Section 424(a) or Section 409A of the Code or to an adjustment pursuant to Section 4.2.

3.7     Indemnification.  In addition to such other rights of indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board, the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

4.	SHARES SUBJECT TO PLAN.

4.1     Maximum Number of Shares Issuable.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three million (3,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof.

4.2     Adjustments for Changes in Capital Structure.  Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting regular, periodic cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 5.3 and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New

Shares”), the Committee may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise or purchase price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Committee, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price under any Award be decreased to an amount less than the par value, if any, of the stock subject to such Award. The Committee in its discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section shall be final, binding and conclusive.

4.3 Assumption or Substitution of Awards.  The Committee may, without affecting the number of shares of Stock available pursuant to Section 4.1, authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Section 409A and any other applicable provisions of the Code.

5.	ELIGIBILITY, PARTICIPATION AND AWARD LIMITATIONS.

5.1     Persons Eligible for Awards.  Awards may be granted only to Employees, Consultants and Directors.

5.2     Participation in the Plan.  Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.3     Award Limitations.

(a)     Incentive Stock Option Limitations.

(i)     Maximum Number of Shares Issuable Pursuant to Incentive Stock Options.  Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed three million (3,000,000). The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1.

(ii)     Persons Eligible.  An Incentive Stock Option may be granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an “ISO-Qualifying Corporation”). Any person who is not an Employee of an ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

(iii)     Fair Market Value Limitation.  To the extent that options designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

(b)     Section 162(m) Award Limits.  Subject to adjustment as provided in Section 4.2, no Employee shall be granted within any fiscal year of the Company one or more Awards intended to qualify for treatment as Performance-Based Compensation which in the aggregate are for more than five hundred thousand (500,000) shares.

6.	STOCK OPTIONS.

Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1     Exercise Price.  The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Section 409A or 424(a) of the Code.

6.2     Exercisability and Term of Options.  Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option and (c) no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six (6) months following the date of grant of such Option (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, each Option shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3     Payment of Exercise Price.

(a)     Forms of Consideration Authorized.  Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price (a “Stock Tender Exercise”), (iii) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by delivery of a properly executed notice electing a Net Exercise, (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b)     Limitations on Forms of Consideration.

(i)     Stock Tender Exercise.  Notwithstanding the foregoing, a Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. If required by the Company, an Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

(ii)     Cashless Exercise.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

6.4     Effect of Termination of Service.

(a)     Option Exercisability.  Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Committee, an Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period determined in accordance with this Section and thereafter shall terminate.

(i)     Disability.  If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Award Agreement evidencing such Option (the “Option Expiration Date”).

(ii)     Death.  If the Participant’s Service terminates because of the death of the Participant, then (A) the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date, and (B) solely for the purposes of determining the number of vested shares subject to the Option as of the date on which the Participant’s Service terminated, the Participant shall be credited with an additional twelve (12) months of Service. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service; provided, however, that the Participant shall not be credited with additional months of Service if the Participant dies after the Participant’s Service has otherwise terminated.

(iii)     Termination for Cause.  Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(iv)     Other Termination of Service.  If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for vested shares on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b)     Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of Service for Cause, if the exercise of an Option within the applicable time periods set forth in

Section 6.4(a) is prevented by the provisions of Section 14 below, the Option shall remain exercisable until the later of (i) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (ii) the end of the applicable time period under Section 6.4 (a), but in any event no later than the Option Expiration Date.

6.5     Transferability of Options.  During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act or, in the case of an Incentive Stock Option, only as permitted by applicable regulations under Section 421 of the Code in a manner that does not disqualify such Option as an Incentive Stock Option.

7.	STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1     Types of SARs Authorized.  SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

7.2     Exercise Price.  The exercise price for each SAR shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a Freestanding SAR shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the SAR. Notwithstanding the foregoing, a an SAR may be granted with an exercise price lower than the minimum exercise price set forth above if such SAR is granted pursuant to an assumption or substitution for another stock appreciation right in a manner that would qualify under the provisions of Section 409A of the Code.

7.3     Exercisability and Term of SARs.

(a)     Tandem SARs.  Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the Tandem SAR is granted with respect to less than the full number of shares of Stock subject to the related Option. The Committee may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Company and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or canceled. Upon the exercise of a Tandem SAR with respect to some or all of the shares subject to such SAR, the related Option shall be canceled automatically as to the number of shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the shares subject to such Option, the related Tandem SAR shall be canceled automatically as to the number of shares with respect to which the related Option was exercised.

(b)     Freestanding SARs.  Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such SAR; provided, however, that (i) no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR and (b) no Freestanding SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable until at least six

(6) months following the date of grant of such SAR (except in the event of such Employee’s death, disability or retirement, upon a Change in Control, or as otherwise permitted by the Worker Economic Opportunity Act). Subject to the foregoing, unless otherwise specified by the Committee in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten (10) years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

7.4     Exercise of SARs.  Upon the exercise (or deemed exercise pursuant to Section 7.5) of an SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in shares of Stock in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, shares of Stock, or any combination thereof as determined by the Committee, in a lump sum upon the date of exercise of the SAR. When payment is to be made in shares of Stock, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a share of Stock on the date of exercise of the SAR. For purposes of Section 7, an SAR shall be deemed exercised on the date on which the Company receives notice of exercise from the Participant or as otherwise provided in Section 7.5.

7.5     Deemed Exercise of SARs.  If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

7.6     Effect of Termination of Service.  Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee, an SAR shall be exercisable after a Participant’s termination of Service only to the extent and during the applicable time period determined in accordance with Section 6.4 (treating the SAR as if it were an Option) and thereafter shall terminate.

7.7     Transferability of SARs.  During the lifetime of the Participant, an SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. An SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Award Agreement evidencing such Award, a Tandem SAR related to a Nonstatutory Stock Option or a Freestanding SAR shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 under the Securities Act.

8.	RESTRICTED STOCK AWARDS.

Restricted Stock Awards shall be evidenced by Award Agreements specifying whether the Award is a Restricted Stock Bonus or a Restricted Stock Purchase Right and the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1     Types of Restricted Stock Awards Authorized.  Restricted Stock Awards may be granted in the form of either a Restricted Stock Bonus or a Restricted Stock Purchase Right. Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of or satisfaction of Vesting Conditions applicable to a Restricted Stock Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

8.2     Purchase Price.  The purchase price for shares of Stock issuable under each Restricted Stock Purchase Right shall be established by the Committee in its discretion. No monetary payment (other than applicable tax withholding) shall be required as a condition of receiving shares of Stock pursuant to a Restricted Stock Bonus, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock subject to a Restricted Stock Award.

8.3     Purchase Period.  A Restricted Stock Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Restricted Stock Purchase Right.

8.4     Payment of Purchase Price.  Except as otherwise provided below, payment of the purchase price for the number of shares of Stock being purchased pursuant to any Restricted Stock Purchase Right shall be made (a) in cash, by check or in cash equivalent, (b) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof.

8.5     Vesting and Restrictions on Transfer.  Shares issued pursuant to any Restricted Stock Award may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award.

During any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to an Ownership Change Event or as provided in Section 8.8. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to such Restricted Stock Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then satisfaction of the Vesting Conditions automatically shall be determined on the next trading day on which the sale of such shares would not violate the Trading Compliance Policy. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

8.6     Voting Rights; Dividends and Distributions.  Except as provided in this Section, Section 8.5 and any Award Agreement, during any period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, the Participant shall have all of the rights of a stockholder of the Company holding shares of Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares; provided, however, that if so determined by the Committee and provided by the Award Agreement, such dividends and distributions shall be subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid, and otherwise shall be paid no later than the end of the calendar year in which such dividends or distributions are paid to stockholders (or, if later, the 15th day of the third month following the date such dividends or distributions are paid to stockholders). In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

8.7     Effect of Termination of Service.  Unless otherwise provided by the Committee in the Award Agreement evidencing a Restricted Stock Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then (a) the Company shall have the option to repurchase for the purchase price paid by the Participant any shares acquired by the

Participant pursuant to a Restricted Stock Purchase Right which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service and (b) the Participant shall forfeit to the Company any shares acquired by the Participant pursuant to a Restricted Stock Bonus which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

8.8     Nontransferability of Restricted Stock Award Rights.  Rights to acquire shares of Stock pursuant to a Restricted Stock Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

9.	RESTRICTED STOCK UNIT AWARDS.

Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

9.1     Grant of Restricted Stock Unit Awards.  Restricted Stock Unit Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 10.4. If either the grant of a Restricted Stock Unit Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 10.3 through 10.5(a).

9.2     Purchase Price.  No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Restricted Stock Unit Award.

9.3     Vesting.  Restricted Stock Unit Awards may (but need not) be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. The Committee, in its discretion, may provide in any Award Agreement evidencing a Restricted Stock Unit Award that, if the satisfaction of Vesting Conditions with respect to any shares subject to the Award would otherwise occur on a day on which the sale of such shares would violate the provisions of the Trading Compliance Policy, then the satisfaction of the Vesting Conditions automatically shall be determined on the first to occur of (a) the next trading day on which the sale of such shares would not violate the Trading Compliance Policy or (b) the later of (i) last day of the calendar year in which the original vesting date occurred or (ii) the last day of the Company’s taxable year in which the original vesting date occurred.

9.4     Voting Rights, Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock Unit Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time as the Restricted Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Restricted Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

9.5     Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Restricted Stock Unit Award, if a Participant’s Service terminates for any reason, whether voluntary or involuntary (including the Participant’s death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the Participant’s termination of Service.

9.6     Settlement of Restricted Stock Unit Awards.  The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in Section 9.4) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes, if any. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section, and such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

9.7     Nontransferability of Restricted Stock Unit Awards.  The right to receive shares pursuant to a Restricted Stock Unit Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

10.	PERFORMANCE AWARDS.

Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

10.1     Types of Performance Awards Authorized.  Performance Awards may be granted in the form of either Performance Shares or Performance Units. Each Award Agreement evidencing a Performance Award shall specify the number of Performance Shares or Performance Units subject thereto, the Performance Award Formula, the Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

10.2     Initial Value of Performance Shares and Performance Units.  Unless otherwise provided by the Committee in granting a Performance Award, each Performance Share shall have an initial monetary value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in

Section 4.2, on the effective date of grant of the Performance Share, and each Performance Unit shall have an initial monetary value established by the Committee at the time of grant. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

10.3     Establishment of Performance Period, Performance Goals and Performance Award Formula.  In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more Performance Goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Section 162(m) with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula applicable to a Covered Employee shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, Performance Goal(s) and Performance Award Formula.

10.4     Measurement of Performance Goals.  Performance Goals shall be established by the Committee on the basis of targets to be attained (“Performance Targets”) with respect to one or more measures of business or financial performance (each, a “Performance Measure”), subject to the following:

(a)     Performance Measures.  Performance Measures shall be calculated in accordance with the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall be calculated in accordance with generally accepted accounting principles, a method used generally in the Company’s industry, or in accordance with a methodology established by the Committee prior to the grant of the Performance Award. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. Unless otherwise determined by the Committee prior to the grant of the Performance Award, the Performance Measures applicable to the Performance Award shall be calculated prior to the accrual of expense for any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) on the Performance Measures of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to a Performance Award. Performance Measures may be one or more of the following, as determined by the Committee:

(i)  revenue;

(ii) sales;

(iii) expenses;

(iv) operating income;

(v)  gross margin;

(vi) operating margin;

(vii)	earnings before any one or more of: stock-based compensation expense, interest, taxes, depreciation and amortization;

(viii) pre-tax profit;

(ix) net operating income;

(x)  net income;

(xi) economic value added;

(xii) free cash flow;

(xiii) operating cash flow;

(xiv) balance of cash, cash equivalents and marketable securities;

(xv) stock price;

(xvi) earnings per share;

(xvii) return on stockholder equity;

(xviii) return on capital;

(xix) return on assets;

(xx) return on investment;

(xxi) total stockholder return;

(xxii) employee satisfaction;

(xxiii) employee retention;

(xxiv) market share;

(xxv) customer satisfaction;

(xxvi) product development;

(xxvii) research and development expenses;

(xxviii) completion of an identified special project; and

(xxix) completion of a joint venture or other corporate transaction.

(b)     Performance Targets.  Performance Targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance Award Formula by the level attained during the applicable Performance Period. A Performance Target may be stated as an absolute value, a growth or reduction in a value, or as a value determined relative to an index, budget or other standard selected by the Committee.

10.5     Settlement of Performance Awards.

(a)     Determination of Final Value.  As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

(b)     Discretionary Adjustment of Award Formula.  In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award granted to any Participant who is not a Covered Employee to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under a Covered Employee’s Award Agreement, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

(c)     Effect of Leaves of Absence.  Unless otherwise required by law or a Participant’s Award Agreement, payment of the final value, if any, of a Performance Award held by a Participant who has taken in excess of thirty (30) days in unpaid leaves of absence during a Performance Period shall be prorated on the basis of the number of days of the Participant’s Service during the Performance Period during which the Participant was not on an unpaid leave of absence.

(d)     Notice to Participants.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), the Company shall notify each Participant of the determination of the Committee.

(e)     Payment in Settlement of Performance Awards.  As soon as practicable following the Committee’s determination and certification in accordance with Sections 10.5(a) and (b), but in any event within the Short-Term Deferral Period described in Section 15.1 (except as otherwise provided below or consistent with the requirements of Section 409A), payment shall be made to each eligible Participant (or such Participant’s legal representative or other person who acquired the right to receive such payment by reason of the Participant’s death) of the final value of the Participant’s Performance Award. Payment of such amount shall be made in cash, shares of Stock, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, the Participant may elect, consistent with the requirements of Section 409A, to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement. If any payment is to be made on a deferred basis, the Committee may, but shall not be obligated to, provide for the payment during the deferral period of Dividend Equivalent Rights or interest.

(f)     Provisions Applicable to Payment in Shares.  If payment is to be made in shares of Stock, the number of such shares shall be determined by dividing the final value of the Performance Award by the Fair Market Value of a share of Stock determined by the method specified in the Award Agreement. Shares of Stock issued in payment of any Performance Award may be fully vested and freely transferable shares or may be shares of Stock subject to Vesting Conditions as provided in Section 8.5. Any shares subject to Vesting Conditions shall be evidenced by an appropriate Award Agreement and shall be subject to the provisions of Sections 8.5 through 8.8 above.

10.6     Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Performance Share Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited. Such Dividend Equivalent Rights, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on the dividend payment date with respect to the number of shares of Stock represented by the Performance Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalent Rights may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend Equivalent Rights may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 10.5. Dividend Equivalent Rights shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Performance Share Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

10.7     Effect of Termination of Service.  Unless otherwise provided by the Committee and set forth in the Award Agreement evidencing a Performance Award, the effect of a Participant’s termination of Service on the Performance Award shall be as follows:

(a)     Death or Disability.  If the Participant’s Service terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant’s Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant’s Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

(b)     Other Termination of Service.  If the Participant’s Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant’s Service, the Committee, in its discretion, may waive the automatic forfeiture of all or any portion of any such Award and determine the final value of the Performance Award in the manner provided by Section 10.7(a). Payment of any amount pursuant to this Section shall be made following the end of the Performance Period in any manner permitted by Section 10.5.

10.8     Nontransferability of Performance Awards.  Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant’s guardian or legal representative.

11.	CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS.

Cash-Based Awards and Other Stock-Based Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. Award Agreements evidencing Cash-Based Awards and Other Stock-Based Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

11.1     Grant of Cash-Based Awards.  Subject to the provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms and conditions, including the achievement of performance criteria, as the Committee may determine.

11.2     Grant of Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into common stock or other forms determined by the Committee) in such amounts and subject to such terms and conditions as the Committee shall determine. Other Stock-Based Awards may be made available as a form of payment in the settlement of other Awards or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may involve the transfer of actual shares of Stock to Participants, or payment in cash or otherwise of amounts based on the value of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

11.3     Value of Cash-Based and Other Stock-Based Awards.  Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-

Based Award shall be expressed in terms of shares of Stock or units based on such shares of Stock, as determined by the Committee. The Committee may require the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Goals as described in Section 10.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. If the Committee exercises its discretion to establish performance criteria, the final value of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance criteria are met. The establishment of performance criteria with respect to the grant or vesting of any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall follow procedures substantially equivalent to those applicable to Performance Awards set forth in Section 10.

11.4     Payment or Settlement of Cash-Based Awards and Other Stock-Based Awards.  Payment or settlement, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, shares of Stock or other securities or any combination thereof as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply with the requirements applicable to Performance Awards set forth in Section 10. To the extent applicable, payment or settlement with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the requirements of Section 409A.

11.5     Voting Rights; Dividend Equivalent Rights and Distributions.  Participants shall have no voting rights with respect to shares of Stock represented by Other Stock-Based Awards until the date of the issuance of such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if any, in settlement of such Award. However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Other Stock-Based Award that the Participant shall be entitled to Dividend Equivalent Rights with respect to the payment of cash dividends on Stock during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated. Such Dividend Equivalent Rights, if any, shall be paid in accordance with the provisions set forth in Section 9.4. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards. In the event of a dividend or distribution paid in shares of Stock or other property or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.2, appropriate adjustments shall be made in the Participant’s Other Stock-Based Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of such Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions and performance criteria, if any, as are applicable to the Award.

11.6     Effect of Termination of Service.  Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards, and may reflect distinctions based on the reasons for termination, subject to the requirements of Section 409A, if applicable.

11.7     Nontransferability of Cash-Based Awards and Other Stock-Based Awards.  Prior to the payment or settlement of a Cash-Based Award or Other Stock-Based Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. The Committee may impose such additional restrictions on any shares of Stock issued in settlement of Cash-Based Awards and Other Stock-Based Awards as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed and/or traded, or under any state securities laws or foreign law applicable to such shares of Stock.

12.	STANDARD FORMS OF AWARD AGREEMENT.

12.1     Award Agreements.  Each Award shall comply with and be subject to the terms and conditions set forth in the appropriate form of Award Agreement approved by the Committee and as amended from time to time. No Award or purported Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement, which execution may be evidenced by electronic means. Any Award Agreement may consist of an appropriate form of Notice of Grant and a form of Agreement incorporated therein by reference, or such other form or forms, including electronic media, as the Committee may approve from time to time.

12.2     Authority to Vary Terms.  The Committee shall have the authority from time to time to vary the terms of any standard form of Award Agreement either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Award Agreement are not inconsistent with the terms of the Plan.

13.	CHANGE IN CONTROL.

13.1     Effect of Change in Control on Awards.  Subject to the requirements and limitations of Section 409A, if applicable, the Committee may provide for any one or more of the following:

(a)     Accelerated Vesting.  In its discretion, the Committee may provide in the grant of any Award or at any other time may take such action as it deems appropriate to provide for acceleration of the exercisability, vesting and/or settlement in connection with a Change in Control of each or any outstanding Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)     Assumption, Continuation or Substitution.  In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section, if so determined by the Committee in its discretion, an Award denominated in shares of Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each share of Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Stock subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)     Cash-Out of Outstanding Stock-Based Awards.  The Committee may, in its discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award denominated in shares of Stock or portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair

Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control, reduced (but not below zero) by the exercise or purchase price per share, if any, under such Award. In the event such determination is made by the Committee, an Award having an exercise or purchase price per share equal to or greater than the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control may be canceled without payment of consideration to the holder thereof. Payment pursuant to this Section (reduced by applicable withholding taxes, if any) shall be made to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.2     Federal Excise Tax Under Section 4999 of the Code.

(a)     Excess Parachute Payment.  In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b)     Determination by Independent Accountants.  To aid the Participant in making any election called for under Section 13.2(a), no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 13.2(a), the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants charge in connection with their services contemplated by this Section.

14.	COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock pursuant to any Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued pursuant to an Award unless (a) a registration statement under the Securities Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award, or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15.	COMPLIANCE WITH SECTION 409A.

15.1     Awards Subject to Section 409A.  The Company intends that Awards granted pursuant to the Plan shall either be exempt from or comply with Section 409A, and the Plan shall be so construed. The provisions of this Section 15 shall apply to any Award or portion thereof that constitutes or provides for payment of Section 409A Deferred Compensation. Such Awards may include, without limitation:

(a)     A Nonstatutory Stock Option or SAR that includes any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the Award or (ii) the time the stock acquired pursuant to the exercise of the Award first becomes substantially vested.

(b)     Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award at a time or upon an event that will or may occur later than the end of the Short-Term Deferral Period (as defined below) or (ii) permits the Participant granted the Award to elect one or more dates or events upon which the Award will be settled after the end of the Short-Term Deferral Period.

Subject to the provisions of Section 409A, the term “Short-Term Deferral Period” means the 2 1/2 month period ending on the later of (i) the 15th day of the third month following the end of the Participant’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s taxable year in which the right to payment under the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning provided by Section 409A.

15.2     Deferral and/or Distribution Elections.  Except as otherwise permitted or required by Section 409A, the following rules shall apply to any compensation deferral and/or payment elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award providing Section 409A Deferred Compensation:

(a)     Elections must be in writing and specify the amount of the payment in settlement of an Award being deferred, as well as the time and form of payment as permitted by this Plan.

(b)     Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant.

(c)     Elections shall continue in effect until a written revocation or change in Election is received by the Company, except that a written revocation or change in Election must be received by the Company prior to the last day for making the Election determined in accordance with paragraph (b) above or as permitted by Section 15.3.

15.3     Subsequent Elections.  Except as otherwise permitted or required by Section 409A, any Award providing Section 409A Deferred Compensation which permits a subsequent Election to delay the payment or change the form of payment in settlement of such Award shall comply with the following requirements:

(a)     No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made.

(b)     Each subsequent Election related to a payment in settlement of an Award not described in Section 15.4(a)(ii), 15.4(a)(iii) or 15.4(a)(vi) must result in a delay of the payment for a period of not less than five (5) years from the date on which such payment would otherwise have been made.

(c)     No subsequent Election related to a payment pursuant to Section 15.4(a)(iv) shall be made less than twelve (12) months before the date on which such payment would otherwise have been made.

(d)     Subsequent Elections shall continue in effect until a written revocation or change in the subsequent Election is received by the Company, except that a written revocation or change in a subsequent Election must be received by the Company prior to the last day for making the subsequent Election determined in accordance the preceding paragraphs of this Section 15.3.

15.4     Payment of Section 409A Deferred Compensation.

(a)     Permissible Payments.  Except as otherwise permitted or required by Section 409A, an Award providing Section 409A Deferred Compensation must provide for payment in settlement of the Award only upon one or more of the following:

(i)     The Participant’s “separation from service” (as such term is defined by Section 409A);

(ii)	The Participant’s becoming “disabled” (as such term is defined by Section 409A);

(iii)	The Participant’s death;

(iv)     A time or fixed schedule that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 15.2 or 15.3, as applicable;

(v)     A change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company determined in accordance with Section 409A; or

(vi)     The occurrence of an “unforeseeable emergency” (as such term is defined by Section 409A).

(b)     Installment Payments.  It is the intent of this Plan that any right of a Participant to receive installment payments (within the meaning of Section 409A) shall, for all purposes of Section 409A, be treated as a right to a series of separate payments.

(c)     Required Delay in Payment to Specified Employee Pursuant to Separation from Service.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, except as otherwise permitted by Section 409A, no payment pursuant to Section 15.4(a)(i) in settlement of an Award providing for Section 409A Deferred Compensation may be made to a Participant who is a “specified employee” (as such term is defined by Section 409A) as of the date of the Participant’s separation from service before the date (the “Delayed Payment Date”) that is six (6) months after the date of such Participant’s separation from service, or, if earlier, the date of the Participant’s death. All such amounts that would, but for this paragraph, become payable prior to the Delayed Payment Date shall be accumulated and paid on the Delayed Payment Date.

(d)     Payment Upon Disability.  All distributions payable by reason of a Participant becoming disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election. If the Participant has made no Election with respect to distributions upon becoming disabled, all such distributions shall be paid in a lump sum upon the determination that the Participant has become disabled.

(e)     Payment Upon Death.  If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum upon receipt by the Committee of satisfactory notice and confirmation of the Participant’s death.

(f)     Payment Upon Change in Control.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent that any amount constituting Section 409A Deferred Compensation would become payable under this Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A. Any Award which constitutes Section 409A Deferred Compensation and which would vest and otherwise become payable upon a Change in Control as a result of the failure of the Acquiror to assume, continue or substitute for such Award in accordance with Section 13.1(b) shall vest to the extent provided by such Award but shall be converted automatically at the effective time of such Change in Control into a right to receive, in cash on the date or dates such award would have been settled in accordance with its then existing settlement schedule (or as required by Section 15.4(c)), an amount or amounts equal in the aggregate to the intrinsic value of the Award at the time of the Change in Control.

(g)     Payment Upon Unforeseeable Emergency.  The Committee shall have the authority to provide in the Award Agreement evidencing any Award providing for Section 409A Deferred Compensation for payment in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an unforeseeable emergency. In such event, the amount(s) distributed with respect to such unforeseeable emergency cannot exceed the amounts reasonably necessary to satisfy the emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such emergency need is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under the Award. All distributions with respect to an unforeseeable emergency shall be made in a lump sum upon the Committee’s determination that an unforeseeable emergency has occurred. The Committee’s decision with respect to whether an unforeseeable emergency has occurred and the manner in which, if at all, the payment in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

(h)     Prohibition of Acceleration of Payments.  Notwithstanding any provision of the Plan or an Award Agreement to the contrary, this Plan does not permit the acceleration of the time or schedule of any payment under an Award providing Section 409A Deferred Compensation, except as permitted by Section 409A.

(i)     No Representation Regarding Section 409A Compliance.  Notwithstanding any other provision of the Plan, the Company makes no representation that Awards shall be exempt from or comply with Section 409A. No Participating Company shall be liable for any tax, penalty or interest imposed on a Participant by Section 409A.

16.	TAX WITHHOLDING.

16.1     Tax Withholding in General.  The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, to make adequate provision for, the federal, state, local and foreign taxes (including social insurance), if any, required by law to be withheld by any Participating Company with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

16.2     Withholding in or Directed Sale of Shares.  The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of any Participating Company. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. The Company may require a Participant to direct a broker, upon the vesting, exercise or settlement of an Award, to sell a portion of the shares subject to the Award determined by the Company in its discretion to be sufficient to cover the tax withholding obligations of any Participating Company and to remit an amount equal to such tax withholding obligations to the Company in cash.

17.	AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

The Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2),

(b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or quotation system upon which the Stock may then be listed or quoted. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Committee. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A.

18.     MISCELLANEOUS PROVISIONS.

18.1     Repurchase Rights.  Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

18.2     Forfeiture Events.

(a)     The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause or any act by a Participant, whether before or after termination of Service, that would constitute Cause for termination of Service.

(b)     If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company for (i) the amount of any payment in settlement of an Award received by such Participant during the twelve-(12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any profits realized by such Participant from the sale of securities of the Company during such twelve-(12-) month period.

18.3     Provision of Information.  Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company’s common stockholders.

18.4     Rights as Employee, Consultant or Director.  No person, even though eligible pursuant to Section 5, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. Nothing in the Plan or any Award granted under the Plan shall confer on any Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the Participant’s Service at any time. To the extent that an Employee of a Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the Company is the Employee’s employer or that the Employee has an employment relationship with the Company.

18.5     Rights as a Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.2 or another provision of the Plan.

18.6     Delivery of Title to Shares.  Subject to any governing rules or regulations, the Company shall issue or cause to be issued the shares of Stock acquired pursuant to an Award and shall deliver such shares to or for the benefit of the Participant by means of one or more of the following: (a) by delivering to the Participant evidence of book entry shares of Stock credited to the account of the Participant, (b) by depositing such shares of Stock for the benefit of the Participant with any broker with which the Participant has an account relationship, or (c) by delivering such shares of Stock to the Participant in certificate form.

18.7     Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

18.8     Retirement and Welfare Plans.  Neither Awards made under this Plan nor shares of Stock or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under any Participating Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

18.9     Beneficiary Designation.  Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

18.10     Severability.  If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

18.11     No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or another Participating Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or another Participating Company to take any action which such entity deems to be necessary or appropriate.

18.12     Unfunded Obligation.  Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be considered unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of any Participating Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

18.13     Choice of Law.  Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules

IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing sets forth the Molina Healthcare, Inc. 2011 Equity Incentive Plan as duly adopted by the Board on March 18, 2011.

/s/  Jeff D. Barlow
Corporate Secretary

APPENDIX B

MOLINA HEALTHCARE, INC.

2011 EMPLOYEE STOCK PURCHASE PLAN

1.     Establishment of Plan.  Molina Healthcare, Inc., a Delaware corporation (the “Company”), proposes to grant options to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), to eligible employees of the Company and its Participating Affiliates (as defined below) pursuant to this 2011 Employee Stock Purchase Plan (this “Plan”). For purposes of this Plan, “Parent Corporation” and “Subsidiary Corporation” shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”). “Participating Affiliates” are Parent Corporations or Subsidiary Corporations that the Board of Directors of the Company (the “Board”) designates from time to time as corporations that shall participate in this Plan. Affiliates may be designated as Participating Affiliates either before or after this Plan is approved by the Company’s stockholders as provided in Section 22. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. A total of two million (2,000,000) shares of the Common Stock are reserved for issuance under this Plan.

2.     Purpose.  The purpose of this Plan is to provide eligible employees of the Company and Participating Affiliates with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Affiliates, and to provide an incentive for continued employment.

3.     Administration

(a)     This Plan shall be administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee in its sole discretion and its decisions shall be final and binding upon all participants. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

(b)     The Committee may, from time to time, consistent with this Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of this Plan, including, without limitation: (a) a minimum payroll deduction amount required for participation in an Offering Period, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering Period, (c) a payroll deduction greater or less than the amount designated by a participant in order to adjust for the Company’s delay or mistake in processing an Enrollment Form or in otherwise effecting a participant’s election under this Plan or as advisable to comply with the requirements of Section 423 of the Code, (d) determination of the date and manner by which the Fair Market Value of the Common Stock is determined for purposes of administration of this Plan, (e) delegate responsibility for Plan operation, management and administration, subject to the Committee’s oversight and control, on such terms as the Committee may establish, and (f) delegate to other persons the responsibility for performing appropriate functions as necessary, desirable or appropriate to further the purposes of this Plan.

4.     Eligibility.  Any individual employed by the Company or the Participating Affiliates on the “Offering Date” of an “Offering Period” (each as defined in Section 5 below) is eligible to participate in such Offering Period except the following:

(a)     employees who are customarily employed for twenty (20) hours or less per week; and

(b)     employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Affiliates or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined power or value of all classes of stock of the Company or any of its Participating Affiliates; and

(c)     individuals who provide services to the Company or any of its Participating Affiliates as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5.     Offering Periods.  The offering periods of this Plan (each, an “Offering Period”) shall be of six (6) months duration commencing on January 1 and July 1 of the Company’s fiscal year. The first day of each Offering Period is referred to as the “Offering Date.” The last day of each Offering Period is referred to as the “Purchase Date.” The Committee shall have the power to change the Offering Dates or Purchase Dates and the duration of Offering Periods without stockholder approval if such change is announced prior to the start of the relevant Offering Period, or prior to such other time period as specified by the Committee; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the New York Stock Exchange is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

6.     Participation in this Plan.  An employee may participate during an Offering Period on the first Offering Date after such employee satisfies the eligibility requirements set forth in Section 4 above and delivers an appropriate enrollment form (the “Enrollment Form”) to the Company prior to such Offering Date, or such other time period as specified by the Committee. Notwithstanding the foregoing, the Committee may set a later time for filing the Enrollment Form authorizing payroll deductions for all eligible employees with respect to a given Offering Period. An eligible employee who does not timely deliver an Enrollment Form to the Company after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period until filing an Enrollment Form with the Company prior to the applicable Offering Date, or such other time period as specified by the Committee. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below. A participant who has not otherwise withdrawn from this Plan under Section 11 is not required to file any additional Enrollment Form in order to continue participation in this Plan. However a participant may deliver a new Enrollment Form for a subsequent Offering Period in accordance with applicable rules and procedures if the participant wishes to change any of the elections contained in the participant’s then effective Enrollment Form.

7.     Grant of Option on Enrollment.  Enrollment by an eligible employee in an Offering Period under this Plan will constitute the grant (as of the Offering Date for such Offering Period) by the Company to such employee of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during such Offering Period by (b) the Per Share Purchase Price as determined pursuant to Section 8 below (but in no event less than the par value of a share of Company’s Common Stock), provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to Section 10 below with respect to the applicable Purchase Date. The Fair Market Value of a share of the Company’s Common Stock shall be determined as provided in Section 8 below.

8.     Purchase Price.  The purchase price per share (“Per Share Purchase Price”) at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a)     The Fair Market Value on the Offering Date; or

(b)     The Fair Market Value on the Purchase Date.

For purposes of this Plan, the term “Fair Market Value” of the Common Stock on any given date means (i) the last reported closing price for a share of Stock on the New York Stock Exchange or, (ii) in the absence of reported sales on the New York Stock Exchange on a given date, the closing price of the New York Stock Exchange on the last date on which a sale occurred prior to such date; or (iii) if the stock is no longer publicly traded on the New York Stock Exchange, the Committee in good faith shall determine Fair Market Value; provided that, if the date for which the Fair Market Value is determined is the first day when trading prices for the Stock are reported on the New York Stock Exchange, the Fair Market Value shall be the public offering price set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

9.     Payment of Purchase Price; Changes in Payroll Deductions; Issuance of Shares.

(a)     The purchase price of the shares shall be accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the participant’s Compensation in one percent (1%) increments not less than one percent (1%) (except as a result of an election pursuant to Section 9(c) to stop payroll deductions during an Offering Period), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean all W-2 cash compensation, including base salary, wages, commissions, overtime, shift premiums and bonuses, provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Notwithstanding the foregoing, Compensation shall not include reimbursements of expenses, allowances, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to this Plan or any other stock purchase or stock option plan, or any other compensation not included above. Payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b)     A participant may increase or decrease the rate of payroll deductions during an Offering Period by providing to the Company a new Enrollment Form, in which case the new rate shall become effective for the next payroll period commencing after the Company’s receipt of the Enrollment Form and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) increase and one (1) decrease in the rate of payroll deductions may be made during any Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new Enrollment Form prior to the beginning of such Offering Period, or prior to such other time period as specified by the Committee.

(c)     A participant may reduce his or her payroll deduction percentage to zero during an Offering Period by providing to the Company a revised Enrollment Form. Such reduction shall be effective beginning with the next payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period. Payroll deductions credited to the participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section (e) below. Notwithstanding Section 9(b), a participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

(d)     All payroll deductions made for a participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(e)     On each Purchase Date, so long as this Plan remains in effect and provided that the participant has not submitted a revised Enrollment Form withdrawing from this Plan before such Purchase Date in accordance with Section 11, the Company shall apply the funds then in the participant’s account (or, if applicable, the lump sum cash payment received from the participant) to the purchase of whole shares of Common Stock reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Per Share Purchase Price shall be as specified in Section 8. Any cash remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period. If this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(f)     As promptly as practicable after the Purchase Date, the Company shall issue shares for the participant’s benefit representing the shares purchased upon exercise of his or her option, subject to compliance with Section 24 below.

(g)     During a participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

10.     Limitations on Shares to be Purchased.

(a)     No participant shall be entitled to purchase Common Stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Parent Corporation or Subsidiary Corporation, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any participant as necessary to enforce such limit; provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b)     No participant shall be entitled to purchase more than the Maximum Share Amount (as defined below) on any single Purchase Date. Prior to the commencement of any Offering Period or before such time period as specified by the Committee, the Committee may, in its sole discretion, set a maximum number of shares which may be purchased by any employee at any single Purchase Date (the “Maximum Share Amount”). Until otherwise determined by the Committee, there shall be no Maximum Share Amount. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount before commencing the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Purchase Dates and Offering Periods unless revised by the Committee as set forth above.

(c)     If the number of shares to be purchased on a Purchase Date by all employees participating in this Plan exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable.

(d)     Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant as soon as practicable after the end of the applicable Offering Period, without interest, provided that, any amount remaining in such participant’s account which is less than the amount necessary to purchase a full share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period or Offering Period.

11.     Withdrawal.

(a)     Each participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a revised Enrollment Form indicating such participant’s intention to withdraw. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)     Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn participant, without interest, and his or her interest in this Plan shall terminate. If a participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan commencing after such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

12.     Termination of Employment.  Termination of a participant’s employment for any reason, including retirement, death or the failure of a participant to remain an eligible employee of the Company or of a Participating Affiliate, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Affiliate in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.     Return of Payroll Deductions.  If a participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or if this Plan is terminated by the Board, the Company shall deliver to the participant all payroll deductions credited to such participant’s account. No interest shall accrue on the payroll deductions of a participant in this Plan.

14.     Capital Changes.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Notwithstanding the foregoing, any fractional shares resulting from an adjustment pursuant to this Section 14 shall be rounded down to the nearest whole number, and in no event may the Per Share Purchase Price be decreased to an amount less than the par value, if any, of the Common Stock. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and either give each participant the right to purchase shares under this Plan prior to such termination or return all accumulated payroll deductions to each participant, without interest. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, provided that the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, (each a “Sale Event”) the Company shall apply the funds contributed under this Plan to the purchase of shares of Common Stock pursuant to the provisions of Section 9 immediately prior to the effective date of such Sale Event. Notwithstanding the foregoing, the surviving, continuing, successor or purchasing corporation or parent corporation thereof (the “Acquiring Corporation”), may elect to assume the Company’s rights and obligations under ths Plan and, in that event, there shall be no purchase before the end of the Offering Period in which the Sale Event occurs.

The Committee may, if it so determines in its sole discretion, also make provision for adjusting the share reserve set forth in Section 1, as well as the price per share of Common Stock covered by each outstanding option, solely in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

15.     Withholding.  The participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Company or any of its Participating Affiliates, if any, which arise in connection with participation in this Plan. The Company and its Participating Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

16.     Nonassignability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 23 below) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

17.     Reports.  Individual accounts will be maintained for each participant in this Plan. Each participant shall receive as soon as practicable after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.

18.     Notice of Disqualifying Disposition.  Each participant shall notify the Company in writing if the participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”). The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

19.     No Rights as Stockholder or to Continued Employment.  A participant shall have no rights as a stockholder by virtue of participation in this Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the participant’s purchase right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 14. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Affiliate, or restrict the right of the Company or any Participating Affiliate to terminate such employee’s employment at any time.

20.     Equal Rights and Privileges.  All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 20 shall take precedence over all other provisions in this Plan.

21.     Notices.  All notices or other communications by a participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.     Term; Stockholder Approval.  This Plan was adopted by the Board of Directors of the Company on March 18, 2011, effective as of April 27, 2011 (the “Effective Date”), and shall apply to any purchase right granted, or stock transferred pursuant to any purchase right granted, on or after the Effective Date. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) April 27, 2021.

23.     Designation of Beneficiary

(a)     A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under this Plan in the event of such participant’s death subsequent to the end of any Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under this Plan in the event of such participant’s death prior to a Purchase Date.

(b)     Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such participant’s death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

24.     Conditions Upon Issuance of Shares; Limitation on Sale of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

25.     Applicable Law.  This Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

26.     Amendment or Termination of this Plan.  The Board may at any time amend, terminate or extend the term of this Plan, except that (i) any such termination cannot affect options previously granted under this Plan unless the Board determines that the termination of this Plan immediately following any Purchase Date is in the best interests of the Company and its stockholders, (ii) any amendment may not adversely affect the previously granted purchase right of any participant unless permitted by this Plan or as may be necessary to qualify this Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to obtain qualification or registration of the Common Stock under applicable federal, state or foreign securities laws, and (iii) any amendment must be approved by the stockholders of the Company in accordance with Section 2 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 22) if such amendment would:

(a)     increase the number of shares that may be issued under this Plan;

(b)     change the designation of the employees (or class of employees) eligible for participation in this Plan; or

(c)     any other action taken by the Board that, by its terms, is contingent on stockholder approval.

Notwithstanding the foregoing, the Board may make such amendments to this Plan as the Board determines to be advisable, if the continuation of this Plan or any Offering Period would result in financial accounting treatment for this Plan that is different from the financial accounting treatment in effect on the Effective Date.

ANNUAL MEETING OF STOCKHOLDERS OF
MOLINA HEALTHCARE, INC.
April 27, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://phx.corporate-ir.net/staging/phoenix.zhtml?c=137837&p=irol-reportsOther
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■	20333300403000000000 3	042711

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of three (3) Class III Directors of the Company.

NOMINEES:
☐	FOR ALL NOMINEES	O O O	J. Mario Molina, M.D. Steven J. Orlando Ronna E. Romney

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

			FOR	AGAINST	ABSTAIN
2.	Approval of the Molina Healthcare, Inc. 2011 Equity Incentive Plan.		☐	☐	☐
3.	Approval of the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan.		☐	☐	☐
4.	Approval, on an advisory basis, of the compensation of our named executive officers.		☐	☐	☐

The Board of Directors recommends a stockholder vote on executive compensation every 3 years.
		1 Year	2 Years	3 Years	ABSTAIN
5.	Approval, on an advisory basis, of the frequency of a stockholder vote on the compensation of our named executive officers.	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
6.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). This proxy may be revoked by the undersigned stockholder(s) prior to its exercise.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 (3 years), and 6. Your signature on this proxy is your acknowledgment of receipt of the Notice of Annual Meeting and Proxy Statement, both dated March 24, 2011.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

ANNUAL MEETING OF STOCKHOLDERS OF
MOLINA HEALTHCARE, INC.
April 27, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
TELEPHONE- Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/staging/phoenix.zhtml?c=137837&p=irol-reportsOther
ê Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

■	20333300403000000000 3	042711

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of three (3) Class III Directors of the Company.

NOMINEES:
☐	FOR ALL NOMINEES	O O O	J. Mario Molina, M.D. Steven J. Orlando Ronna E. Romney

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

			FOR	AGAINST	ABSTAIN
2.	Approval of the Molina Healthcare, Inc. 2011 Equity Incentive Plan.		☐	☐	☐
3.	Approval of the Molina Healthcare, Inc. 2011 Employee Stock Purchase Plan.		☐	☐	☐
4.	Approval, on an advisory basis, of the compensation of our named executive officers.		☐	☐	☐

The Board of Directors recommends a stockholder vote on executive compensation every 3 years.
		1 Year	2 Years	3 Years	ABSTAIN
5.	Approval, on an advisory basis, of the frequency of a stockholder vote on the compensation of our named executive officers.	☐	☐	☐	☐
			FOR	AGAINST	ABSTAIN
6.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2011.		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). This proxy may be revoked by the undersigned stockholder(s) prior to its exercise.

If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5 (3 years), and 6. Your signature on this proxy is your acknowledgment of receipt of the Notice of Annual Meeting and Proxy Statement, both dated March 24, 2011.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

■
MOLINA HEALTHCARE, INC.
200 Oceangate, Suite 100
Long Beach, California 90802
This Proxy is Being Solicited on Behalf of the Board of Directors
          The undersigned stockholder(s) of Molina Healthcare, Inc., a corporation under the laws of the State of Delaware, hereby appoints John C. Molina and Jeff D. Barlow as proxies of the undersigned, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated below, all of the shares of Molina Healthcare, Inc., which the undersigned is or may be entitled to vote at the 2011 Annual Meeting of Stockholders to be held at the Molina Healthcare building located at One Golden Shore Drive, Long Beach, California, 90802, at 10:00 a.m. local time, on April 27, 2011, or any adjournment or postponements thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares in connection with the following matters and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.
(Continued and to be signed on the reverse side.)

■	14475 ■